=============================================================

                      CREDIT AGREEMENT

               DATED AS OF FEBRUARY 18, 2000

                           AMONG

                  MAIL-WELL I CORPORATION,

                   BANK OF AMERICA, N.A.,

                  AS ADMINISTRATIVE AGENT

                            AND

               LETTER OF CREDIT ISSUING BANK,

                    ABN AMRO BANK N.V.,
                   AS SYNDICATION AGENT,

                  THE BANK OF NOVA SCOTIA,
                  AS DOCUMENTATION AGENT,

                            AND

       THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

         -----------------------------------------

              BANC OF AMERICA SECURITIES LLC,

                     SOLE LEAD ARRANGER
                   AND SOLE BOOK MANAGER


=============================================================

                                        TABLE OF CONTENTS
                                        -----------------
Section                                                                                     Page
-------                                                                                     ----

  ARTICLE I DEFINITIONS                                                                       1
     Section  1.01     Certain Defined Terms                                                  1
     Section  1.02     Other Interpretive Provisions                                         25
     Section  1.03     Accounting Principles                                                 26

  ARTICLE II THE CREDITS                                                                     27
     Section  2.01     Amounts and Terms of Commitments                                      27
     Section  2.02     Loan Accounts                                                         28
     Section  2.03     Procedure for Borrowing                                               28
     Section  2.04     Conversion and Continuation Elections                                 29
     Section  2.05     Voluntary Termination or Reduction of Commitments                     30
     Section  2.06     Swingline Loans                                                       31
     Section  2.07     Optional Prepayments                                                  33
     Section  2.08     Mandatory Prepayments of Loans; Mandatory Commitment
                       Reductions                                                            33
     Section  2.09     Repayment                                                             34
     Section  2.10     Interest                                                              35
     Section  2.11     Fees                                                                  35
     Section  2.12     Computation of Fees and Interest                                      36
     Section  2.13     Payments by the Company                                               36
     Section  2.14     Payments by the Lenders to the Agent                                  37
     Section  2.15     Sharing of Payments, Etc.                                             37
     Section  2.16     Security and Guaranty                                                 38

  ARTICLE III THE LETTERS OF CREDIT                                                          38
     Section  3.01     The Letter of Credit Subfacility                                      38
     Section  3.02     Issuance, Amendment and Renewal of Letters of Credit                  40
     Section  3.03     Existing BofA Letters of Credit; Risk Participations, Drawings and
                       Reimbursements                                                        41
     Section  3.04     Repayment of Participations                                           43
     Section  3.05     Role of the Issuing Bank                                              44
     Section  3.06     Obligations Absolute                                                  44
     Section  3.07     Cash Collateral Pledge                                                45
     Section  3.08     Letter of Credit Fees                                                 46
     Section  3.09     Applicability of ISP 98                                               46

  ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY                                          46
     Section  4.01     Taxes                                                                 46
     Section  4.02     Illegality                                                            47
     Section  4.03     Increased Costs and Reduction of Return                               48
     Section  4.04     Funding Losses                                                        49
     Section  4.05     Inability to Determine Rates                                          49

                                 i.




Section                                                                                     Page
-------                                                                                     ----

     Section  4.06     Reserves on Offshore Rate Loans                                       50
     Section  4.07     Certificates of Lenders                                               50
     Section  4.08     Substitution of Lenders                                               50
     Section  4.09     Survival                                                              50

  ARTICLE V CONDITIONS PRECEDENT                                                             50
     Section  5.01     Conditions of Initial Credit Extensions                               50
     Section  5.02     Conditions to All Credit Extensions                                   54

  ARTICLE VI REPRESENTATIONS AND WARRANTIES                                                  55
     Section  6.01     Corporate Existence and Power                                         55
     Section  6.02     Corporate Authorization; No Contravention                             55
     Section  6.03     Governmental Authorization                                            55
     Section  6.04     Binding Effect.                                                       56
     Section  6.05     Litigation                                                            56
     Section  6.06     No Defaults                                                           56
     Section  6.07     ERISA Compliance                                                      56
     Section  6.08     Use of Proceeds; Margin Regulations                                   57
     Section  6.09     Title to Properties; Liens                                            57
     Section  6.10     Taxes                                                                 57
     Section  6.11     Financial Condition                                                   58
     Section  6.12     Environmental Matters                                                 58
     Section  6.13     Collateral Documents                                                  59
     Section  6.14     Regulated Entities                                                    59
     Section  6.15     No Burdensome Restrictions; No Restrictions on Subsidiary
                       Dividends                                                             60
     Section  6.16     Copyrights, Patents, Trademarks and Licenses, Etc.                    60
     Section  6.17     Subsidiaries                                                          60
     Section  6.18     Insurance                                                             60
     Section  6.19     Swap Obligations                                                      60
     Section  6.20     Year 2000                                                             61
     Section  6.21     Merger Representations                                                61
     Section  6.22     Full Disclosure                                                       61

  ARTICLE VII AFFIRMATIVE COVENANTS                                                          62
     Section  7.01     Financial Statements                                                  62
     Section  7.02     Certificates; Other Information                                       63
     Section  7.03     Notices                                                               63
     Section  7.04     Preservation of Corporate Existence, Etc.                             65
     Section  7.05     Maintenance of Property                                               65
     Section  7.06     Insurance                                                             65
     Section  7.07     Payment of Obligations                                                66
     Section  7.08     Compliance with Laws                                                  66
     Section  7.09     Compliance with ERISA                                                 66
     Section  7.10     Inspection of Property and Books and Records                          66
     Section  7.11     Environmental Laws                                                    67
     Section  7.12     Use of Proceeds                                                       67

                                 ii.



Section                                                                                     Page
-------                                                                                     ----

     Section  7.13     Merger                                                                67
     Section  7.14     Additional Guarantors                                                 67
     Section  7.15     Additional Subsidiaries                                               68
     Section  7.16     Real Property Collateral                                              68
     Section  7.17     Further Assurances                                                    69

  ARTICLE VIII NEGATIVE COVENANTS                                                            70
     Section  8.01     Negative Pledges; Liens                                               70
     Section  8.02     Disposition of Assets                                                 72
     Section  8.03     Consolidations and Mergers                                            73
     Section  8.04     Loans and Investments                                                 73
     Section  8.05     Limitation on Indebtedness                                            74
     Section  8.06     Transactions with Affiliates                                          76
     Section  8.07     Use of Proceeds                                                       76
     Section  8.08     Contingent Obligations                                                76
     Section  8.09     Joint Ventures                                                        76
     Section  8.10     Lease Obligations                                                     77
     Section  8.11     Capital Expenditures                                                  77
     Section  8.12     Restricted Payments                                                   77
     Section  8.13     No Restrictions on Subsidiary Dividends                               78
     Section  8.14     Certain Payments                                                      78
     Section  8.15     Modification of Subordinated Debt Documents                           79
     Section  8.16     ERISA                                                                 79
     Section  8.17     Change in Business                                                    79
     Section  8.18     Accounting Changes                                                    80
     Section  8.19     Transaction Documents                                                 80
     Section  8.20     Preferred Stock                                                       80
     Section  8.21     Financial Covenants                                                   80
     Section  8.22     Permitted Receivables Purchase Facility                               81

  ARTICLE IX EVENTS OF DEFAULT                                                               81
     Section  9.01     Event of Default                                                      81
     Section  9.02     Remedies                                                              84

  ARTICLE X THE AGENT                                                                        85
     Section  10.01    Appointment and Authorization; "Agent."                               85
     Section  10.02    Delegation of Duties                                                  85
     Section  10.03    Liability of Agent                                                    85
     Section  10.04    Reliance by Agent                                                     86
     Section  10.05    Notice of Default                                                     86
     Section  10.06    Credit Decision                                                       86
     Section  10.07    Indemnification of Agent                                              87
     Section  10.08    Agent in Individual Capacity                                          87
     Section  10.09    Successor Agent                                                       88
     Section  10.10    Withholding Tax                                                       88
     Section  10.11    Collateral Matters.                                                   89
     Section  10.12    Co-Agents; Lead Managers                                              90

                                 iii.




Section                                                                                     Page
-------                                                                                     ----

  ARTICLE XI MISCELLANEOUS                                                                   90
     Section  11.01    Amendments and Waivers                                                90
     Section  11.02    Notices                                                               91
     Section  11.03    No Waiver; Cumulative Remedies                                        92
     Section  11.04    Costs and Expenses                                                    92
     Section  11.05    Company Indemnification                                               93
     Section  11.06    Marshalling; Payments Set Aside                                       94
     Section  11.07    Successors and Assigns                                                94
     Section  11.08    Assignments, Participations, Etc.                                     95
     Section  11.09    Confidentiality                                                       97
     Section  11.10    Set-off                                                               97
     Section  11.11    [Intentionally omitted.]                                              97
     Section  11.12    Guaranty                                                              98
     Section  11.13    Notification of Addresses, Lending Offices, Etc.                     104
     Section  11.14    Counterparts                                                         104
     Section  11.15    Severability                                                         104
     Section  11.16    No Third Parties Benefited                                           104
     Section  11.17    Governing Law and Jurisdiction                                       104
     Section  11.18    Waiver of Jury Trial                                                 105
     Section  11.19    Entire Agreement                                                     105

ANNEXES

Annex I                Pricing Grid
Annex II               Subsidiary Guarantors

SCHEDULES

Schedule 1.01          Initial Mortgaged Property
Schedule 2.01          Commitments and Pro Rata Shares
Schedule 2.09          Term Loan Amortization Schedule
Schedule 3.03          Existing BofA Letters of Credit
Schedule 6.05          Litigation
Schedule 6.07          ERISA
Schedule 6.11          Permitted Liabilities
Schedule 6.12          Environmental Matters
Schedule 6.17          Subsidiaries and Minority Interests
Schedule 6.18          Insurance Matters
Schedule 8.01          Permitted Liens
Schedule 8.05          Permitted Indebtedness
Schedule 8.08          Contingent Obligations
Schedule 11.02         Payment Offices; Addresses for Notices; Lending Offices

                                 iv.


Section                                                                                     Page
-------                                                                                     ----

EXHIBITS

Exhibit A              Form of Notice of Borrowing
Exhibit B              Form of Notice of Conversion/Continuation
Exhibit C              Form of Compliance Certificate
Exhibit D              Form of Legal Opinion of Counsel to the Company and each other
                       Loan Party
Exhibit E              Form of Assignment and Acceptance
Exhibit F              Form of Revolving Note
Exhibit G-1            Form of Tranche A Term Note
Exhibit G-2            Form of Tranche B Term Note
Exhibit H              Form of Security Agreement
Exhibit I              Form of Additional Guarantor Assumption Agreement
Exhibit J              Form of Legal Opinion of Additional Guarantor's Counsel
Exhibit K              Form of Update Certificate
Exhibit L              Form of Intercreditor Agreement

                                 v.

                            CREDIT AGREEMENT
                            ----------------

     This CREDIT AGREEMENT is entered into as of February 18, 2000, among Mail-Well I Corporation, a Delaware corporation (the
"Company"), as borrower, Mail-Well, Inc., a Colorado corporation (the
 -------
"Parent"), and certain other U.S. Subsidiaries of the Parent, as guarantors, the several financial institutions from time to time party to this Agreement (individually, a "Lender" and, collectively, the
                                    ------
"Lenders"), ABN AMRO Bank N.V., as syndication agent, The Bank of
 -------
Nova Scotia, as documentation agent, Suntrust Bank, Union Bank of California, N.A. and Wells Fargo Bank, N.A., as managing agents, and Bank of America, N.A., as Issuing Bank, Swingline Bank and as administrative agent for itself and the other Lenders (in such capacity, the "Agent").
     -----

     WHEREAS, the Lenders have agreed to make available to the Company a secured term loan and revolving credit facility with letter of credit subfacility and a swingline subfacility, upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                ARTICLE I

                               DEFINITIONS
                               -----------

     1.01 Certain Defined Terms.  The following terms have the
          ---------------------
following meanings when used herein (including in the recitals hereof):

          "Acquired Company" means American Business Products,
           ----------------
     Inc., a Georgia corporation.

          "Acquisition" means any transaction or series of related
           -----------
     transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the
                  --------
     surviving Person.

          "Affiliate" means, as to any Person, any other Person
           ---------
     which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" means BofA in its capacity as administrative
           -----
     agent for the Lenders hereunder, and any successor agent arising under Section 10.09.

                                 1.

          "Agent-Related Persons" means BofA and any successor
           ---------------------
     agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments
           ----------------------
     set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

          "Aggregate Commitment" means the combined Commitments of
           --------------------
     the Lenders.

          "Aggregate Specified Swap Amount" means, at any time, the
           -------------------------------
     sum of all Specified Swap Amounts owing to all Swap Providers.

          "Agreement" means this Credit Agreement.
           ---------

          "Applicable Fee Amount" means with respect to the
           ---------------------
     commitment fees and Letter of Credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading "Commitment Fee" or "Letter of Credit Fee," as applicable, in the pricing grid set forth on Annex I in accordance with the
                               -------
     parameters for calculations of such amount also set forth on
     Annex I.
     -------

          "Applicable Margin" means, with respect to Base Rate
           -----------------
     Loans and Offshore Rate Loans, the amount set forth opposite the indicated Level below the heading "Base Rate Spread" or "Offshore Rate Spread," as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of
     -------
     such amounts also set forth on Annex I.
                                    -------

          "Assignee" has the meaning specified in subsection
           --------
     11.08(a).

          "Attorney Costs" means and includes all fees and
           --------------
     disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Attributed Principal Amount" means, on any day, with
           ---------------------------
     respect to any Permitted Receivables Purchase Facility entered into by the Parent or any of its Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Purchase Facility, minus the aggregate amount received by the applicable receivables financier and applied to the reduction of the Invested Amount under such Permitted Receivables Purchase Facility.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act
           ---------------
     of 1978 (11 U.S.C. Section 101, et seq.).

          "Base Rate" means, for any day, the higher of:  (a) 0.50%
           ---------
     per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its prime rate. (The prime rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general

                                 2.

     economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based
           --------------
     on the Base Rate.

          "BofA" means Bank of America, N.A., a national banking
           ----
     association (formerly known as Bank of America National Trust and Savings Association).

          "Borrowing" means a borrowing hereunder consisting of (i)
           ---------
     Revolving Loans or Term Loans of the same Type made to the Company on the same day by the Lenders under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period,
     (ii) a Swingline Loan (or Swingline Loans) made to the Company on the same day by the Swingline Bank, or (ii) an L/C Borrowing.

          "Borrowing Date" means any date on which a Borrowing
           --------------
     occurs under Section 2.03 or Section 2.06.

          "Business Day" means any day other than a Saturday,
           ------------
     Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London or other applicable offshore Dollar interbank market.

          "Capital Adequacy Regulation" means any guideline,
           ---------------------------
     request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Cash Collateralize" means to pledge and deposit with or
           ------------------
     deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to the Security Agreement. Derivatives of such term shall have corresponding meanings.

          "CERCLA" has the meaning specified in the definition of
           ------
     "Environmental Laws."

          "Change of Control" means the occurrence of either of the
           -----------------
     following: (a) any "person" or "group" (as such terms are used in subsections 13(d) and 14(d) of the Exchange Act and the regulations thereunder), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the then outstanding voting capital stock of the Parent, (b) the Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Parent, or (c) the Company shall cease to be a Wholly Owned Subsidiary of the Parent.

                                 3.

          "Closing Date" means the date occurring on or before
           ------------
     April 14, 2000 on which all conditions precedent set forth in
     Section 5.01 are satisfied or waived by all Lenders (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986.
           ----

          "Collateral" means all property and interests in property
           ----------
     and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Lenders, or any Swap Provider, whether under this Agreement or under any other Collateral Documents.

          "Collateral Documents" means, collectively, (i) the
           --------------------
     Security Agreement, the Mortgages and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary or any Guarantor and the Lenders, or the Agent for the benefit of the Lenders, now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary or any Guarantor as debtor, in favor of the Lenders, or the Agent for the benefit of the Lenders, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Collateral Release Date" means the date on which each of
           -----------------------
     the following conditions shall be and remain satisfied: (a) the Tranche B Term Loans, together with all interest owing thereon and all other amounts due in respect thereof, shall have been indefeasibly paid in full; (b) the Total Leverage Ratio and the Senior Leverage Ratio, as set forth in the Compliance Certificate delivered by the Parent pursuant to subsection 7.02(b) for each of the two consecutive fiscal quarters then most recently ended, shall be less than or equal to 3.00 to 1.00 and 2.00 to 1.00, respectively; (c) the maximum Total Leverage Ratio and the maximum Senior Leverage Ratio permitted under subsections 8.21(b) and 8.21(c) shall be 3.50 to 1.00 and 2.50 to 1.00, respectively; and
     (d) the Company shall have a senior unsecured long term debt rating ("Debt Rating") of BB from S&P and Ba2 from Moody's, provided that if the Company shall have a Debt Rating from
     --------
     either S&P or Moody's, but not both, then the Company shall have either a Debt Rating of BB from S&P or a Debt Rating of Ba2 from Moody's.

          "Commitment," as to each Lender, means the sum of its
           ----------
     Revolving Commitment, its Tranche A Term Commitment and its
     Tranche B Term Commitment.

          "Compliance Certificate" means a certificate
           ----------------------
     substantially in the form of Exhibit C and Schedule 1 thereto.
                                  ---------

                                 4.

          "Consolidated Net Worth" means, as of the date of
           ----------------------
     determination, the consolidated shareholders' equity of the Parent and its Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Net Income" means, as of the date of
           -----------------------
     determination, the consolidated net income of the Parent and its Subsidiaries, as determined in accordance with GAAP, but without giving effect to any extraordinary or unusual noncash items.

          "Contingent Obligation" means, as to any Person, any
           ---------------------
     direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to
                       -------------------
     any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "Continuing Directors" means, as of any date, the
           --------------------
     collective reference to all members of the board of directors of the Parent who assumed office after such date and whose appointment or nomination for election by the Parent's shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

          "Contractual Obligation" means, as to any Person, any
           ----------------------
     provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage,


                                 5.

     deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which,
           ----------------------------
     under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of
           ----------------
     any Revolving Loans, Term Loans and Swingline Loans hereunder, and
     (b) the Issuance of any Letters of Credit hereunder (and the inclusion of the Existing BofA Letters of Credit as Letters of Credit hereunder).

          "Debt Rating" has the meaning specified in the definition
           -----------
     of Collateral Release Date.

          "Default" means any event or circumstance which, with the
           -------
     giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disposition" means the sale, lease, conveyance or other
           -----------
     disposition of property, other than sales or other dispositions expressly permitted under subsections 8.02(a) through 8.02(f).

          "Documents" means the Loan Documents and the Transaction
           ---------
     Documents.

          "Dollars," "dollars" and "$" each mean lawful money
           -------    -------       -
     of the United States.

          "EBITDA" means, for any period, for the Parent and its
           ------
     Subsidiaries, the sum of Consolidated Net Income of the Parent and its Subsidiaries for such period plus (to the extent deducted
                                      ----
     in determining Consolidated Net Income) (i) Interest Expense for such period, (ii) income tax expense for such period, and (iii) depreciation expense, amortization expense and other non-cash expenses for such period, in each case, measured in accordance with GAAP. For purposes of determining the consolidated EBITDA of the Parent and its Subsidiaries hereunder for purposes of calculating the Total Leverage Ratio and the Senior Leverage Ratio only, EBITDA shall be adjusted for Permitted Acquisitions of Persons that become or become part of consolidated Subsidiaries (each an "Acquired Subsidiary") made by the Parent, the Company or any Subsidiary during the four fiscal quarter period (the "Compliance Period") for which the consolidated EBITDA of the Parent and its Subsidiaries is being calculated. Such adjustment shall be made as follows:

          (i)    actual financial results of each such Acquired
     Subsidiary from the date of its Acquisition through the end of the Compliance Period shall be included in the consolidated measure of EBITDA in accordance with GAAP;

          (ii) historical financial results of each such Acquired Subsidiary shall be included in the consolidated measure of EBITDA if any one of the following conditions

                                 6.

     is satisfied: (1) either (A) audited financial statements of such Acquired Subsidiary are available for its most recent fiscal year-end or (B) if such audited financial statements are not yet available because such Acquired Subsidiary was acquired within 90 days of its most recent fiscal year-end, audited financial statements of such Acquired Subsidiary are available for its next most recent fiscal year-end; (2) such Acquired Subsidiary is a Subsidiary or division of a public company for which either (A) audited financial statements are available for such company's most recent fiscal year-end or (B) if such audited financial statements are not yet available because such Acquired Subsidiary was acquired within 90 days of such public company's most recent fiscal year-end, audited financial statements of such public company are available for its next most recent fiscal year-end; or
     (3) reviewed financial statements of such Acquired Subsidiary prepared in accordance with GAAP are available for its most recent fiscal year-end;

          (iii) if one or more of the conditions set forth in the preceding paragraph (ii) are satisfied, then such historical financial results shall be so included as follows: (1) the Parent shall determine in accordance with GAAP the relevant financial results of such Acquired Subsidiary for the period of four fiscal quarters of such Acquired Subsidiary ending on the date of its fiscal quarter most recently ended prior to the date of its Acquisition, (2) the Parent shall make adjustments to such financial results to exclude any specific, identifiable expense items which are eliminated (in accordance with Regulation S-X promulgated by the SEC) as a result of the Permitted Acquisition of such Acquired Subsidiary at the closing thereof, and (3) the Parent shall include in consolidated EBITDA only such portion of such relevant historical financial results that is obtained by multiplying such financial results by the quotient obtained by dividing (x) the number of days elapsed from the first day of the Compliance Period to the date of the Acquisition of such Acquired Subsidiary, by (y) 365;

     provided, however, that amounts that would otherwise be
     --------  -------
     included in EBITDA on account of Permitted Acquisitions made by any of the Parent or its Subsidiaries shall be excluded unless the Agent and the Lenders have been provided with reasonably satisfactory independent verification of such historical financial results. The parties agree that if at any time (A) the historical financial results of any Acquired Subsidiary have not been included in the consolidated measure of EBITDA because none of the requirements set forth in clauses (1), (2) and (3) of the preceding clause (ii) have theretofore been satisfied, (B) audited financial statements for such Acquired Subsidiary shall have since become available for its most recent fiscal year-end and (C) such Acquired Subsidiary was acquired during the Compliance Period for which the consolidated EBITDA of the Parent and its Subsidiaries is then being calculated, then (subject to the preceding
                               ----
     proviso) the Parent shall adjust its consolidated EBITDA as provided in the preceding clauses (i), (ii) and (iii);
     provided, however, that this sentence is intended only to
     --------  -------
     permit the Parent to make adjustments to its consolidated EBITDA in respect of the historical financial results of such Acquired Subsidiary for purposes of any certificate or demonstration of covenant compliance to be delivered to the Agent and/or the Lenders after the date on which such audited financial statements become available, and this sentence is not intended to permit the Parent to restate or otherwise re-calculate its consolidated EBITDA for purposes of any certificate or demonstration of

                                 7.

     covenant compliance delivered to the Agent and/or the Lenders prior to the date on which such audited financial statements became available.

          "Effective Amount" means (i) with respect to any
           ----------------
     Revolving Loans, Swingline Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans occurring on such date; and
     (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided that for purposes of Section 2.08, the Effective
     --------
     Amount shall be determined without giving effect to any mandatory prepayments to be made under Section 2.08.

          "Eligible Assignee" means (a) a commercial bank organized
           -----------------
     under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
     (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political
                                       ----
     subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is
                                       --------
     acting through a branch or agency located in the United States;
     (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or
     (iii) a Person of which a Lender is a Subsidiary; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Exchange Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies; provided that no
                                                 --------
     Loan Party or any Affiliate of any Loan Party shall be an Eligible
     Assignee.

          "Environmental Claims" means all claims, however
           --------------------
     asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden and non-sudden, accidental and non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Parent, the Company or any Subsidiary.

          "Environmental Laws" means all federal, state or local
           ------------------
     laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements

                                 8.

     with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water
                   ------
     Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "Equipment Lease Facility Documents" means (i) the
           ----------------------------------
     Participation Agreement dated December 27, 1997, among the Company, KeyBank National Association ("KNA"), Key Corporate Capital, Inc. ("KCCI") (KNA and KCCI are together referred to as the "Trust Certificate Purchaser," and KNA is referred to as the "Lessor Trustee"), (ii) Lease dated December 26, 1997, between the Lessor Trustee and the Company, (iii) Lease Supplement dated December 26, 1997, between the Lessor Trustee and the Company,
     (iv) Guaranty Agreement dated December 26, 1997, among the Guarantors, the Trust Certificate Purchasers and the Lessor Trustee, (v) the Waiver dated as of February 18, 2000, made by KNA and KCCI waiving certain terms and provisions of the agreements described in the preceding clauses (i) through (iv) in connection with the closing of this Agreement, (vi) any amendments, restatements, supplements or other modifications to the agreements described in the preceding clauses (i) through (v), provided
                                                         --------
     that after giving effect to any such action no Default or Event of Default would exist hereunder, and (vii) other equipment lease documents for additional equipment leases for new equipment which are otherwise permitted hereunder.

          "ERISA" means the Employee Retirement Income Security Act
           -----
     of 1974.

          "ERISA Affiliate" means any trade or business (whether or
           ---------------
     not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect
           -----------
     to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
     Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                                 9.

          "Estimated Remediation Costs" means all costs associated
           ---------------------------
     with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

          "Eurodollar Reserve Percentage" has the meaning specified
           -----------------------------
     in the definition of "Offshore Rate."

          "Event of Default" means any of the events or
           ----------------
     circumstances specified in Section 9.01.

          "Event of Loss" means, with respect to any property, any
           -------------
     of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Exchange Act" means the Securities Exchange Act of 1934.
           ------------

          "Existing BofA Letters of Credit" means the letters of
           -------------------------------
     credit described in Schedule 3.03.
                         -------------

          "Existing Credit Facility" means the Credit Agreement
           ------------------------
     dated as of March 16, 1998, as amended, among the Company, the guarantors party thereto, the lenders party thereto and BofA, as administrative agent.

          "Existing Receivables Purchase Facility" means (i) the
           --------------------------------------
     Purchase and Sale Agreement dated as of July 1, 1999, among Mail-Well I Corporation, as servicer and guarantor, the "Orginators" from time to time party thereto and Mail-Well Trade Receivables Corporation, as purchaser, (ii) the Receivables Purchase Agreement dated as of July 1, 1999, among Mail-Well Trade Receivables Corporation, as seller, Quincy Capital Corporation, as issuer, the alternate purchasers from time to time party thereto, Mail-Well I Corporation, as servicer, and BofA, as administrator, and (iii) the other documents, instruments and agreements delivered in connection therewith, in each case, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation,
           ----
     and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set
           ------------------
     forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by

                                 10.

     each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in subsection
           ----------
     2.11(a).

          "Fixed Charge Coverage Ratio" means, as of any date of
           ---------------------------
     determination, the ratio of (a) EBITDA for the period of the last four fiscal quarters ended on or prior to such date minus cash
                                                         -----
     taxes paid during such period to (b) the sum of (i) scheduled amortization of Indebtedness for such period (excluding payment of the 5% Convertible Subordinated Notes due 2002 of the Parent at the scheduled maturity thereof), plus (ii) cash Interest
                                      ----
     Expense for such period, plus (iii) the amount of cash
                              ----
     dividends, if any, paid on the Parent's Permitted Preferred Stock during such period, in each case, of the Parent and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Foreign Subsidiary" means each Subsidiary of the Company
           ------------------
     organized under the laws of any jurisdiction outside of the United States which is also located outside of the United States.

          "FRB" means the Board of Governors of the Federal Reserve
           ---
     System, and any Governmental Authority succeeding to any of its principal functions.

          "Funded Debt" means, as of any date of determination, all
           -----------
     Indebtedness of the Parent and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP.

          "Further Taxes" means any and all present or future
           -------------
     taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

          "GAAP" means generally accepted accounting principles set
           ----
     forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

          "Governmental Authority" means any nation or government,
           ----------------------
     any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means the Parent and each direct or indirect
           ---------
     U.S. Subsidiary of the Parent party to a Guaranty in its capacity as a guarantor hereunder.

                                 11.

          "Guaranty" means the guaranty of each Guarantor made
           --------
     pursuant to Section 11.12 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

          "Guaranty Obligation" has the meaning specified in the
           -------------------
     definition of "Contingent Obligation."

          "Hazardous Materials" means all those substances that are
           -------------------
     regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Honor Date" has the meaning specified in subsection
           ----------
     3.03(c).

          "HSR Act" means the Hart-Scott-Rodino Antitrust
           -------
     Improvements Act of 1976.

          "Indebtedness" of any Person means, without duplication,
           ------------
     (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations with respect to Surety Instruments (contingent or otherwise); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (h) the Attributed Principal Amount under any Permitted Receivables Purchase Facility; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "Indemnified Liabilities" has the meaning specified in
           -----------------------
     Section 11.05.

          "Indemnified Person" has the meaning specified in Section
           ------------------
     11.05.

                                 12.

          "Independent Auditor" has the meaning specified in
           -------------------
     subsection 7.01(a).

          "Insolvency Proceeding" means, with respect to any
           ---------------------
     Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Intercreditor Agreement" means the Intercreditor
           -----------------------
     Agreement in substantially the form of Exhibit L between BofA,
                                            ---------
     as administrator and liquidity agent under the Existing
     Receivables Purchase Facility, and BofA, as Agent.

          "Interest Expense" means, for any period, for the Parent
           ----------------
     and its Subsidiaries on a consolidated basis in accordance with GAAP, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

          "Interest Payment Date" means(i) as to any Offshore Rate
           ---------------------
     Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan which is not a Swingline Loan, the last Business Day of each calendar quarter and the Revolving Termination Date, the Tranche A Term Maturity Date and the Tranche B Term Maturity Date and (ii) with respect to any Base Rate Loan that is a Swingline Loan, the Business Day on which principal of such Swingline Loan is repaid or as otherwise provided in Section 2.06(e); provided, however, that if any Interest Period for
              --------  -------
     an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan,
           ---------------
     the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:
     --------

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                 (ii)    any Interest Period pertaining to an
          Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

                                 13.

          Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                 (iii) no Interest Period for any Tranche A Term Loan shall extend beyond the Tranche A Term Maturity Date, no Interest Period for any Tranche B Term Loan shall extend beyond the Tranche B Term Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                 (iv)    no Interest Period applicable to a Term
          Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of such Term Loans represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

          "IRS" means the Internal Revenue Service, and any
           ---
     Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in subsection
           -------------
     3.01(a).

          "Issue" means, with respect to any Letter of Credit, to
           -----
     incorporate the Existing BofA Letters of Credit into this
     Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have
                    ------    -------       --------
     corresponding meanings.

          "Issuing Bank" means BofA in its capacity as issuer of
           ------------
     one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection
     10.01(b) or Section 10.09. Specific reference to the Issuing Bank shall exclude the Issuing Bank in its capacity as a Lender hereunder.

          "Joint Venture" means a single-purpose corporation,
           -------------
     partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C Advance" means each Lender's participation in any
           -----------
     L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for
           -------------------------
     amendment of outstanding Standby Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances
           ---------------
     of Standby Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                                 14.

          "L/C Borrowing" means an extension of credit resulting
           -------------
     from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

          "L/C Commitment" means the commitment of the Issuing Bank
           --------------
     to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under
     Article III, in an aggregate amount not to exceed on any date the amount of $30,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined
     --------
     Revolving Commitments, rather than a separate, independent commitment; and provided further that if as a result of any
                     -------- -------
     Commitment reductions hereunder the L/C Commitment shall exceed the combined Revolving Commitments, the L/C Commitment shall automatically reduce by the amount of such excess.

          "L/C Obligations" means at any time the sum of (a) the
           ---------------
     aggregate undrawn amount of all Letters of Credit then
     outstanding, plus (b) the amount of all unreimbursed drawings
                  ----
     under all Letters of Credit, including all outstanding L/C
     Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the
           ---------------------
     L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lead Arranger" means Banc of America Securities LLC, a
           -------------
     Delaware limited liability company, in its capacity as Sole Lead Arranger and Sole Book Manager.

          "Lender" has the meaning specified in the introductory
           ------
     clause hereto. References to the "Lenders" shall include each of the Issuing Bank and the Swingline Bank in its capacity as such unless the context otherwise clearly requires. For purposes of clarification only, to the extent that the Issuing Bank or the Swingline Bank may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank or Swingline Bank, its status as such will be specifically referenced. Unless the context otherwise clearly requires, "Lender" includes any such institution in its capacity as Swap
      ------
     Provider. Unless the context otherwise clearly requires, references to any such institution as a "Lender" shall also
                                              ------
     include any of such institution's Affiliates that may at any time of determination be Swap Providers.

          "Lending Office" means, as to any Lender, the office or
           --------------
     offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.02, or such other office or offices
                     --------------
     as such Lender may from time to time notify to the Company and the Agent.

          "Letters of Credit" means the Existing BofA Letters of
           -----------------
     Credit and any letters of credit Issued by the Issuing Bank pursuant to Article III.

          "Lien" means any security interest, mortgage, deed of
           ----
     trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory

                                 15.

     or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility.

          "Loan" means an extension of credit, in the form of a
           ----
     Revolving Loan, Term Loan or a Swingline Loan by a Lender to the Company under Article II, which may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan), or Article III in
                                 ----
     the form of an L/C Advance.

          "Loan Documents" means this Agreement, any Notes, any
           --------------
     Guaranty, the Collateral Documents, the Fee Letter, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to the Agent or any Lender in connection with the transactions contemplated by this Agreement.

          "Loan Party" means the Parent, the Company and each
           ----------
     Subsidiary of the Parent or the Company party hereto as a Guarantor (including the Acquired Company).

          "Majority Lenders" means at any time Lenders then holding
           ----------------
     in excess of 50% of the then aggregate Credit Exposure of all the Lenders, or, if no Credit Exposure exists, Lenders then having in excess of 50% of the Aggregate Commitment. As used in this definition, the "Credit Exposure" of any Lender means (i) with
                      ---------------
     respect to any outstanding Revolving Loans, the aggregate outstanding principal amount of the Revolving Loans made by such Lender, (ii) with respect to any outstanding Term Loans, the aggregate outstanding principal amount of the Term Loans made by such Lender, and (iii) with respect to any outstanding Swingline Loans and L/C Obligations, the participating interest therein equal to such Lender's Pro Rata Share thereof.

          "Margin Stock" means "margin stock" as such term is
           ------------
     defined in Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse
           -----------------------
     change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any other Loan Party to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any other Loan Party of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

          "Merger" means the merger of the Acquired Company and the
           ------
     Purchaser, as contemplated by the Merger Agreement.

                                 16.

          "Merger Agreement" means the Agreement and Plan of
           ----------------
     Merger, dated as of January 13, 2000, by and among the Company, the Purchaser and the Acquired Company.

          "Minimum Amount" means (i) in respect of any Borrowing,
           --------------
     conversion or continuation of Loans, (a) in the case of Base Rate Loans, an aggregate minimum amount of $5,000,000, (b) in the case of Offshore Rate Loans, an aggregate minimum amount of $10,000,000 and (c) in the case of Swingline Loans, an aggregate minimum amount of $1,000,000 (or such other amount as shall be acceptable to the Swingline Bank); (ii) in the case of any reduction of the Commitments under Section 2.05, an aggregate minimum amount of $10,000,000; and (iii) in the case of any optional prepayment of Loans under Section 2.07, an aggregate minimum amount of $1,000,000 for prepayments of Base Rate Loans, $5,000,000 for prepayments of Offshore Rate Loans and $1,000,000 for prepayments of Swingline Loans.

          "Minimum Condition" means the minimum number of shares
           -----------------
     required to be tendered and not withdrawn prior to the expiration of the Offer, as described in the Merger Agreement and referred to therein as the "Minimum Tender Condition".

          "Moody's" means Moody's Investor Service, Inc.
           -------

          "Mortgage" means any deed of trust, mortgage, leasehold
           --------
     mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property of the Parent, the Company or any other Subsidiary or any Guarantor in favor of the Lenders or the Agent for the benefit of the Lenders and the other Secured Parties.

          "Mortgaged Property" means all property subject to a Lien
           ------------------
     pursuant to a Mortgage (including all Mortgaged Property listed in
     Schedule 1.01).
     -------------

          "Multiemployer Plan" means a "multiemployer plan," within
           ------------------
     the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Issuance Proceeds" means, as to any issuance or
           ---------------------
     other incurrence of debt or any issuance of equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

          "Net Proceeds" means, as to any Disposition by a Person,
           ------------
     proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sale, use or other transaction taxes, and income taxes, paid or reasonably expected to be payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include
                            ------------
     proceeds paid on account of any Event of Loss, net of (i) all money actually applied within six months


                                 17.

     after the occurrence of such Event of Loss to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

          "Note" means a Revolving Note or a Tranche A Term Note or
           ----
     a Tranche B Term Note.

          "Notice of Borrowing" means a notice in substantially the
           -------------------
     form of Exhibit A.
             ---------

          "Notice of Conversion/Continuation" means a notice in
           ---------------------------------
     substantially the form of Exhibit B.
                               ---------

          "Obligations" means the Revolving Loans, Swingline Loans,
           -----------
     Term Loans, L/C Obligations and all other Indebtedness arising under any Loan Document owing by the Company to any Lender, the Agent, the Issuing Bank, the Swingline Bank, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offer" means, collectively, the Tender Offer Statement
           -----
     filed by the Purchaser on January 21, 2000 with the SEC on
     Schedule 14D-1, the Offer to Purchase dated January 21, 2000, the related letter of transmittal, and any public announcement relating to the foregoing.

          "Offshore Rate" means:  (i) the rate of interest per
           -------------
     annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, the "Offshore Rate" instead means the rate of interest per annum
      -------------
     determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. As used in this definition, "Dow Jones Page 3750" means the display designated
                  -------------------
     as "3750" on the Dow Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

          "Offshore Rate Loan" means a Loan that bears interest
           ------------------
     based on the Offshore Rate.

          "Organization Documents" means, for any Person, the
           ----------------------
     certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the

                                 18.

     rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person

          "Other Taxes" means any present or future stamp, court or
           -----------
     documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection
           -----------
     11.08(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or
           ----
     any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in
           ------------
     Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five
     (5) plan years.

          "Perfection Certificate" means a certificate, in form and
           ----------------------
     substance reasonably satisfactory to the Agent, providing certain information relating to the Loan Parties and the Collateral.

          "Permitted Acquisition" means any Acquisition that
           ---------------------
     conforms to the following requirements: (i) the assets, Person, division or line of business to be acquired is in a substantially similar or ancillary line of business as the Company, (ii) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, (iii) such Acquisition shall be non-hostile in nature, (iv) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (v) immediately after giving effect to such Acquisition:
     (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) 100% of the capital stock of any acquired or newly formed corporation, partnership, limited liability company or other business entity or, as the case may be, the assets, division or line of business acquired, is owned directly by the Parent or a U.S. Wholly-Owned Subsidiary of the Parent, and (C) all actions required to be taken with respect to any such acquired or newly formed Subsidiary under Section 7.14 or as otherwise required under Section 7.15 shall have been taken, and (vi) in the case of any Significant Acquisition prior to the Collateral Release Date, the Majority Lenders shall have consented in writing to the consummation of such Acquisition.

          "Permitted Additional Subordinated Debt" has the meaning
           --------------------------------------
     specified in subsection 8.05(j).

          "Permitted Liens" has the meaning specified in Section 8.01.
           ---------------

                                 19.

          "Permitted Preferred Stock" has the meaning specified in
           -------------------------
     Section 8.20.

          "Permitted Receivables Purchase Facility" shall mean the
           ---------------------------------------
     Existing Receivables Purchase Facility, as amended as of the Closing Date pursuant to subsection 5.01(k) to reduce the commitments to extend credit or otherwise purchase accounts receivable thereunder to not more than $25,000,000, as such commitments to extend credit or otherwise purchase accounts receivable thereunder may be further amended from time to time as provided in Section 8.22.

          "Permitted Swap Obligations" means all obligations
           --------------------------
     (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of
                                               --------
     the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.01(a).

          "Person" means an individual, partnership, corporation,
           ------
     limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

          "Plan" means an employee benefit plan (as defined in
           ----
     Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledged Collateral" has the meaning specified in the
           ------------------
     Security Agreement.

          "Preferred Stock" means, as applied to the capital stock
           ---------------
     of any Person, the capital stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital stock of such Person of any other class.

          "Pro Rata Share" means, as to any Lender at any time, the
           --------------
     percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) in the case of the Revolving Commitments or the Revolving Loans, such Lender's Revolving Commitment divided by the combined Revolving Commitments of all Lenders (or, if all Revolving Commitments have been terminated, the aggregate principal amount of such Lender's Revolving Loans divided by the aggregate principal amount of the Revolving Loans then held by all Lenders), (b) in the case of the Tranche A Term Commitments or

                                 20.

     the Tranche A Term Loans, such Lender's Tranche A Term Commitment divided by the combined Tranche A Term Commitments of all Lenders (or, if all Tranche A Term Commitments have been terminated, the aggregate principal amount of such Lender's Tranche A Term Loans divided by the aggregate principal amount of Tranche A Term Loans then held by all Lenders), (c) in the case of the Tranche B Term Commitments or the Tranche B Term Loans, such Lender's Tranche B Term Commitment divided by the combined Tranche B Term Commitments of all Lenders (or, if all Tranche B Term Commitments have been terminated, the aggregate principal amount of such Lender's Tranche B Term Loans divided by the aggregate principal amount of Tranche B Term Loans then held by all Lenders), and (d) in all other cases, such Lender's Commitment divided by the combined Commitments of all Lenders (or, if all Commitments have been terminated, the aggregate principal amount of such Lender's Loans divided by the aggregate principal amount of Loans then held by all Lenders). The initial Pro Rata Shares of each Lender are set forth opposite such Lender's name in Schedule 2.01.
                                          -------------

          "Purchaser" means Sherman Acquisition Corporation, a
           ---------
     Georgia corporation and a Wholly-Owned Subsidiary of the Company.

          "Reimbursement Date" has the meaning set forth in Section 3.03.
           ------------------

          "Replacement Lender" has the meaning specified in Section 4.08.
           ------------------

          "Reportable Event" means, any of the events set forth in
           ----------------
     Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law
           ------------------
     (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means as to any Person, the chief
           -------------------
     executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

          "Revolving Commitment," as to each Lender, has the
           --------------------
     meaning specified in subsection 2.01(c).

          "Revolving Loan" has the meaning specified in Section
           --------------
     2.01(c).

          "Revolving Note" means a promissory note executed by the
           --------------
     Company in favor of a Lender pursuant to subsection 2.02(b), in substantially the form of Exhibit F.
                               ---------

          "Revolving Termination Date" means the earliest to occur
           --------------------------
     of: (a) February 22, 2006, (b) the date on which the Tranche A Term Loans are prepaid in full; and (c) the

                                 21.

     date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

          "S&P" means Standard & Poors Rating Group.
           ---

          "SEC Pro Forma Rules" means the SEC's requirements, as
           -------------------
     set forth in Regulation S-X promulgated by the SEC, for the preparation of pro forma financial statements and the making of pro forma adjustments in connection therewith.

          "Security Agreement" means a Security Agreement in
           ------------------
     substantially the form of Exhibit H.
                               ---------

          "Senior Funded Debt" means, as of any date of
           ------------------
     determination, all Funded Debt of the Parent and its Subsidiaries on such date which is not subordinated in right of payment to the Obligations, as determined on a consolidated basis in accordance with GAAP.

          "Senior Leverage Ratio" means, as of the date of
           ---------------------
     determination, the ratio of (a) Senior Funded Debt as of such date to (b) EBITDA for the period of the last four fiscal quarters ended on or prior to such date, in each case, of the Parent and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Significant Acquisition" means any Acquisition by the
           -----------------------
     Company or any Subsidiary in respect of which cash or cash equivalents and/or assumption and/or incurrence of Indebtedness exceeding $250,000,000 in the aggregate constitutes all or a portion of the consideration therefor.

          "Specified Assets" has the meaning specified in the
           ----------------
     Security Agreement.

          "Specified Swap Amount" means, at any time, in respect of
           ---------------------
     Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto; provided that for
                                              --------
     purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

          "Specified Swap Contract" means any Swap Contract made or
           -----------------------
     entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Company is not later than the Revolving Termination Date.

          "Standby Letter of Credit" means a standby Letter of
           ------------------------
     Credit Issued to support obligations of the Company or any Subsidiary, contingent or otherwise.

                                 22.

          "Subordinated Debt" means (i) the 8-3/4% Senior
           -----------------
     Subordinated Notes due 2008 of the Company; (ii) the 5%
     Convertible Subordinated Notes due 2002 of the Parent; and (iii) any Permitted Additional Subordinated Debt.

          "Subordinated Debt Documents" means any documents and
           ---------------------------
     instruments evidencing any Subordinated Debt.

          "Subsidiary" of a Person means any corporation,
           ----------
     association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

          "Supremex Credit Agreement" means the Loan Agreement
           -------------------------
     dated June 9, 1998, among Supremex, Inc., as borrower, the Parent and the Company, as guarantors, and BofA, as lender.

          "Surety Instruments" means all letters of credit
           ------------------
     (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in
           -------------
     writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Provider" means any Lender, or any Affiliate of any
           -------------
     Lender, that is at the time of determination party to a Swap
     Contract with the Company.

          "Swap Termination Value" means, in respect of any one or
           ----------------------
     more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

          "Swingline Bank" means BofA, in its capacity as maker of
           --------------
     Swingline Loans hereunder. Specific reference to the Swingline Bank shall exclude the Swingline Bank in its capacity as a Lender hereunder.

                                 23.

          "Swingline Commitment" has the meaning specified in
           --------------------
     subsection 2.06(a).

          "Swingline Loan" has the meaning specified in subsection
           --------------
     2.06(a).

          "Taxes" means any and all present or future taxes,
           -----
     levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office.

          "Tender Offer" means the offer to purchase all
           ------------
     outstanding shares of common stock of the Acquired Company for cash in accordance with the terms of the Offer.

          "Tender Offer Expiry Date" means the date on which all
           ------------------------
     conditions to the Purchaser's obligation to purchase shares of the Acquired Company pursuant to the Tender Offer as set forth in
     Section 1.1(a) of the Merger Agreement have been satisfied or waived.

          "Term Loans" mean the Tranche A Term Loans and the
           ----------
     Tranche B Term Loans.

          "Total Funded Debt" means, as of any date of
           -----------------
     determination, all Funded Debt of the Parent and its Subsidiaries on such date.

          "Total Leverage Ratio" means, as of the date of
           --------------------
     determination, the ratio of (a) Total Funded Debt as of such date to (b) EBITDA for the period of the last four fiscal quarters ended on or prior to such date, in each case, of the Parent and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Tranche A Term Commitment," as to each Lender, has the
           -------------------------
     meaning specified in subsection 2.01(a).

          "Tranche A Term Loan" has the meaning specified in
           -------------------
     subsection 2.01(a).

          "Tranche A Term Maturity Date" means February 22, 2006.
           ----------------------------

          "Tranche A Term Note" means a promissory note executed by
           -------------------
     the Company in favor of a Lender pursuant to subsection 2.02(b), in substantially the form of Exhibit G-1.
                                  -----------

          "Tranche B Term Commitment," as to each Lender, has the
           -------------------------
     meaning specified in subsection 2.01(b).

          "Tranche B Term Loan" has the meaning specified in
           -------------------
     subsection 2.01(b).

          "Tranche B Term Maturity Date" means February 22, 2007.
           ----------------------------

          "Tranche B Term Note" means a promissory note executed by
           -------------------
     the Company in favor of a Lender pursuant to subsection 2.02(b), in substantially the form of Exhibit G-2.
                                  -----------

                                 24.

          "Transaction" means, collectively, the Acquisition of the
           -----------
     Acquired Company, through the Tender Offer, undertaken by the Purchaser and the Merger.

          "Transaction Documents" means the Merger Agreement,
           ---------------------
     together with the Offer, and all other documents and agreements entered into between the Acquired Company and the Company, the Purchaser or any of the Company's other Subsidiaries in furtherance of the transactions contemplated by the foregoing.

          "Type" has the meaning specified in the definition of
           ----
     "Loan."

          "UCC" means the Uniform Commercial Code as in effect in
           ---
     the State of California.

          "Unfunded Pension Liability" means the excess of a Plan's
           --------------------------
     benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to
     Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United
           -------------      -----
     States of America.

          "U.S. Subsidiary" or "U.S. Wholly-Owned Subsidiary"
           ---------------      ----------------------------
     means a Subsidiary or a Wholly Owned Subsidiary, respectively, that is incorporated under the laws of any jurisdiction (including territories) of the United States or located in and a resident of the United States.

          "Wholly-Owned Subsidiary" means any corporation in which
           -----------------------
     (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02 Other Interpretive Provisions. (a) The meanings of
          -----------------------------
defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)    (i)   The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii)   The term "including" is not limiting and means
"including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."


                                 25.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Company and the other parties, have been reviewed by counsel to the Agent, the Company and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

     1.03 Accounting Principles. (a) Unless the context otherwise
          ---------------------
clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if GAAP shall have been modified after the
--------  -------
Closing Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VIII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Lenders and the Company shall have agreed upon the terms of the application of such modified GAAP.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          (c) Without limiting the generality of the preceding subsection (a), all pro forma financial computations required under this Agreement shall be made in accordance with the SEC Pro Forma Rules.

                                 26.

                                ARTICLE II


                               THE CREDITS
                               -----------

     2.01 Amounts and Terms of Commitments. (a) The Tranche A
          --------------------------------      --------------
Term Credit.  Each Lender severally agrees, on the terms and
-----------
conditions set forth herein, to make a single loan to the Company (each such loan, a "Tranche A Term Loan") on the Closing Date in an amount
              -------------------
not to exceed the amount set forth opposite such Lender's name on
Schedule 2.01 under the heading "Tranche A Term Commitment" (such
-------------
amount, as the same may be reduced under Section 2.05 or Section 2.08 or reduced or increased as a result of one or more assignments under
Section 11.08, such Lender's "Tranche A Term Commitment");
                              -------------------------
provided, however, that after giving effect to any Borrowing of
--------  -------
Tranche A Term Loans, (i) the Effective Amount of Tranche A Term Loans of such Lender shall not exceed its Tranche A Term Commitment; and (ii) the Effective Amount of all outstanding Revolving Loans plus the
                                                        ----
Effective Amount of all Swingline Loans plus the Effective Amount of
                                        ----
all L/C Obligations plus the Effective Amount of all outstanding Term
                    ----
Loans shall not exceed the Aggregate Commitment. Amounts borrowed as Tranche A Term Loans which are repaid or prepaid by the Company may not be reborrowed.

          (b)    The Tranche B Term Credit.  Each Lender
                 -------------------------
severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Tranche B Term
                                                 ---------------
Loan") on the Closing Date in an amount not to exceed the amount set
----
forth opposite such Lender's name on Schedule 2.01 under the heading
                                     -------------
"Tranche B Term Commitment" (such amount, as the same may be reduced under Section 2.05 or Section 2.08 or reduced or increased as a result of one or more assignments under Section 11.08, such Lender's "Tranche
                                                              ---------
B Term Commitment"); provided, however, that after giving effect
-----------------    --------  -------
to any Borrowing of Tranche B Term Loans, (i) the Effective Amount of Tranche B Term Loans of such Lender shall not exceed its Tranche B Term Commitment; and (ii) the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the
      ----                                             ----
Effective Amount of all L/C Obligations plus the Effective Amount of
                                        ----
all outstanding Term Loans shall not exceed the Aggregate Commitment. Amounts borrowed as Tranche B Term Loans which are repaid or prepaid by the Company may not be reborrowed.

          (c)    The Revolving Credit.  Each Lender severally
                 --------------------
agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on
                                --------------
any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time the amount set forth opposite such Lender's name on Schedule
                                                         ---------
2.01 under the heading "Revolving Commitment" (such amount, as the
----
same may be reduced under Section 2.05 or Section 2.08 or reduced or increased as a result of one or more assignments under Section 11.08, such Lender's "Revolving Commitment"); provided, however, that
               --------------------    --------  -------
after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans and Swingline Loans, and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Revolving Commitments; (ii) the Effective Amount of the Revolving Loans of any Lender, plus the participation of such
                                   ----
Lender in the Effective Amount of all L/C Obligations and Swingline Loans, shall not at any time exceed such Lender's Revolving Commitment; and (iii) the Effective Amount of all outstanding Revolving Loans plus
                                                                  ----
the Effective Amount of all Swingline Loans plus the Effective Amount
                                            ----
of all L/C Obligations plus the Effective Amount of
                       ----

                                 27.

all outstanding Term Loans shall not exceed the Aggregate Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(c), prepay under Section 2.07 and reborrow under this subsection 2.01(c).

     2.02 Loan Accounts. (a) The Loans made by each Lender and the
          -------------
Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by the Agent, such Lender or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b)    The Loans made by such Lender shall also be
evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to
                --------  -------
make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

     2.03 Procedure for Borrowing. (a) Each Borrowing of Revolving Loans
          -----------------------
or Term Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent not later than 9:00 a.m. San Francisco time
(i) at least three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) at least one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                      (A) the amount of the Borrowing, which shall be in a Minimum Amount;

                      (B) whether Revolving Loans or Term Loans only, or Revolving Loans and Term Loans, are requested, and in the latter case the respective amounts thereof;

                      (C) the requested Borrowing Date, which shall be a Business Day;

                      (D)   the Type of Loans comprising the Borrowing; and

                      (E) if applicable, the duration of the Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of "Interest Period" herein. If the Notice of Borrowing fails to specify the

                                 28.

          duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to the Borrowing to be made
--------  -------
on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only or such other Type of Loans as may be agreed to by the Lenders; and further provided that if so requested by the Agent, all
             ------- --------
Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Base Rate Loans or Offshore Rate Loans for Interest Periods no longer than one month.

          (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

          (c)    Each Lender will make the amount of its Pro Rata
Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of each such Borrowing will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent, or if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company of such funds as received by the Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.

          (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

     2.04 Conversion and Continuation Elections. (a) The Company
          -------------------------------------
may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

          (i) elect, as of any Business Day, in the case of Base Rate Loans (other than Swingline Loans), or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of the other Type; or

          (ii)   elect, as of the last day of the applicable
Interest Period, to continue any Revolving Loans or Term Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

provided that if at any time the aggregate amount of Offshore Rate
--------
Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                                 29.

          (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent (i) not later than 9:00 a.m.
(San Francisco time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 9:00 a.m.
San Francisco time at least one Business Day in advance of the Conversion/ Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                      (A)  the proposed Conversion/Continuation Date;

                      (B)  the aggregate amount of Loans to be
          converted or continued;

                      (C)  the Type of Loans resulting from the
          proposed conversion or continuation; and

                      (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest
          Period, subject to the provisions of the definition of "Interest Period" herein.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) Unless the Majority Lenders otherwise consent, during the existence of Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

     2.05 Voluntary Termination or Reduction of Commitments. (a)
          -------------------------------------------------
The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments, provided that the aggregate amount of any
                           --------
partial reduction is in a Minimum Amount; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (i) the Effective Amount of all Swingline Loans, Revolving Loans, Term Loans and L/C Obligations together would exceed the amount of the Aggregate Commitment then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section 2.05, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Lender according to its Pro Rata Share. If and

                                 30.

to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the Revolving Commitments shall be applied to reduce the L/C Commitment and the Swingline Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any termination of Revolving Commitments, shall be paid on the effective date of such termination.

          (b) At no time shall the Swingline Commitment exceed the combined Revolving Commitments and any reduction of the Revolving Commitments which reduces the combined Revolving Commitments below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Revolving Commitments, as so reduced, without any action on the part of the Swingline Bank.

     2.06 Swingline Loans.  (a) Subject to the terms and conditions
          ---------------
hereof, the Swingline Bank agrees to make a portion of the Revolving Commitment available to the Company by making swingline loans denominated in Dollars (individually, a "Swingline Loan", and,
                                         --------------
collectively, the "Swingline Loans") to the Company on any Business
                   ---------------
Day during the period from the Closing Date to the Revolving Termination Date in accordance with the procedures set forth in this Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed Twenty Million Dollars ($20,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with any other Credit Extensions made by or participated in by the Swingline Bank, may exceed the Swingline Bank's Revolving Commitment (the amount of such commitment of the Swingline Bank to make Swingline Loans to the Company pursuant to this subsection 2.06(a), as the same shall be reduced pursuant to Section
2.05 or Section 2.08 or as a result of any assignment pursuant to
Section 11.08, the Swingline Bank's "Swingline Commitment");
                                     --------------------
provided that at no time shall (i) the sum of the Effective Amount of
--------
all Swingline Loans plus the Effective Amount of all Revolving Loans
                    ----
plus the Effective Amount of all L/C Obligations exceed the combined
----
Revolving Commitments, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, no more than five Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times be Base Rate Loans or accrue interest at such other rate as may be agreed to by the Swingline Bank and the Company. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.06(a), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.06(a).

          (b)    The Company shall provide the Agent irrevocable
written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Agent prior to 8:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount (unless otherwise agreed by the Swingline Bank), and (ii) the requested Borrowing Date, which shall be a Business Day. Unless the Swingline Bank has received notice prior to 9:00 a.m. (San Francisco time) on such Borrowing Date from the Agent (including at the request of any Lender) (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in the first sentence of subsection 2.06(a); or (B)
-------
that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the
           ----
Swingline Bank will, not later than 12:00 p.m. (San Francisco

                                 31.

time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to the Company by crediting the account of the Company on the books of BofA or if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company. The Agent will notify the Lenders on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

          (c) The Company shall repay to the Swingline Bank in full on the Revolving Termination Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Termination Date.

          (d) For one Business Day during each successive five Business Day period the aggregate principal amount of Swingline Loans shall be $0 (a "Clean-Up Day"). The Company shall prepay the
                ------------
outstanding principal amount of the Swingline Loans in whole to the extent required so that a Clean-Up Day may occur in each such five Business Day period as provided in this subsection 2.06(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

          (e)    If:

          (i) any Swingline Loans shall remain outstanding at 4:00 p.m. (San Francisco time) on the Business Day immediately prior to a Clean-Up Day and by such time on such Business Day the Agent shall have received neither: (A) a Notice of Borrowing delivered pursuant to
Section 2.03 requesting that Revolving Loans be made pursuant to subsection 2.01 on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor (B) any other notice indicating the Company's intent to repay such Swingline Loans with funds obtained from other sources; or

          (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into Revolving Loans;

then the Agent shall be deemed to have received a Notice of Borrowing
----
from the Company pursuant to Section 2.03 requesting that Base Rate Loans be made pursuant to subsection 2.01(c) on such Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause
(ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.03(b) and 2.03(c) shall be followed in making such Base Rate Loans; provided, that such
                                                  --------
Base Rate Loans shall be made notwithstanding the Company's failure to comply with Section 5.02; and provided, further, that if a Borrowing of
                              --------  -------
Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Lenders in accordance with this subsection 2.06(e), each Lender agrees that in lieu of making Revolving Loans as described in this subsection 2.06(e), such Lender shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Lender's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.03(b) and 2.03(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of subsection 2.06(d) shall be deemed waived

                                 32.

with respect to such Swingline Loans. If any Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand and shall accrue at the rate then applicable to Base Rate Loans. The proceeds of such Base Rate Loans, or participations purchased, shall be applied to repay such Swingline Loans. A copy of each notice given by the Agent to the Lenders pursuant to this subsection 2.06(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Agent to the Company. Each Lender's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this subsection 2.06(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Bank, the Company or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.07 Optional Prepayments.  Subject to Section 4.04, the
          --------------------
Company may, at any time or from time to time, upon not less than (i) three Business Days' irrevocable notice to the Agent given by 9:00 a.m. San Francisco time, in the case of Offshore Rate Loans, and (ii) one Business Day's irrevocable notice to the Agent given by 9:00 a.m. San Francisco time, in the case of Base Rate Loans, prepay the Term Loans, Revolving Loans or Swingline Loans (ratably among the Lenders) in whole or in part, in Minimum Amounts. Such notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment of Loans is of Term Loans, Revolving Loans or Swingline Loans (or a combination thereof), and the Type(s) of Loans to be prepaid. The Agent will promptly notify the Swingline Bank (in the case of any prepayment of Swingline Loans) and each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (other than in the case of Base Rate Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Except as set forth in the following sentence, optional prepayments of Term Loans shall be applied pro rata to the Tranche A Term Loans and Tranche B Term Loans then outstanding, and, within each tranche, pro rata with respect to each remaining installment of principal. Notwithstanding the preceding sentence, the Company may, in accordance with this Section 2.07, prepay in full (but not in part) the Tranche B Term Loans then outstanding (free from the requirement set forth in the preceding sentence that the Company also prepay pro rata the Tranche A Term Loans then outstanding) using proceeds from the incurrence of Permitted Additional Subordinated Debt or from the issuance of common stock or Permitted Preferred Stock of the Parent, provided that such proceeds are so used within 90 days of their receipt by the Parent, the Company or any Subsidiary, as the case may be.

     2.08 Mandatory Prepayments of Loans; Mandatory Commitment
          -----------------------------------------------------
Reductions. (a) If on the Closing Date the aggregate Term Commitments
----------
shall exceed the outstanding principal amount of the Term Loans made, such unused portion of the Term Commitments shall automatically terminate on the Closing Date.

          (b)    If on any date the Effective Amount of L/C
Obligations exceeds the L/C Commitment, the Company shall Cash
Collateralize on such date the outstanding Letters of

                                 33.

Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations shall exceed the
----
Aggregate Commitment, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans and L/C Advances by an amount equal to the applicable excess.

          (c)    If the Parent, the Company or any Subsidiary shall
at any time or from time to time make or agree to make a Disposition, or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Parent, the Company or such Subsidiary in respect thereof) and (ii) promptly upon, and in no event later than one Business Day after, receipt by the Parent, the Company or the Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Company shall prepay Term Loans in an aggregate amount equal to the amount of such Net Proceeds; provided that the provisions of this subsection (c) shall not apply
--------
to the first $10,000,000 of Net Proceeds received by the Parent, the Company or any Subsidiary (on an aggregate basis) in any fiscal year.

          (d) (i) Any prepayments pursuant to this Section 2.08 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then
--------  -------
outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Lenders under the Security Agreement until the end of such Interest Period, at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The Company shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount of any Offshore Rate Loans prepaid and any amounts required pursuant to
Section 4.04.  (ii) Any prepayments of Term Loans pursuant to this
Section 2.08 shall be applied pro rata to the Tranche A Term Loans and Tranche B Term Loans then outstanding, and, within each tranche, pro rata with respect to each remaining installment of principal.

     2.09 Repayment. (a)  The Tranche A Term Credit.  The Company
          ---------       -------------------------
shall repay to the Agent for the account of the Lenders the Tranche A Term Loans in the aggregate principal amounts and on the dates set forth on Schedule 2.09.
   -------------

          (b)    The Tranche B Term Credit.  The Company shall
                 -------------------------
repay to the Agent for the account of the Lenders the Tranche B Term Loans in the aggregate principal amounts and on the dates set forth on
Schedule 2.09.
-------------

          (c)    The Revolving Credit.  The Company shall repay
                 --------------------
to Agent for the account of the Lenders on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

                                 34.

     2.10 Interest. (a) (i) Each Revolving Loan and Term Loan
          --------
shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the
                                                        ----
Applicable Margin. (ii) Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin,
                                           ----
or at such other rate as may be agreed to by the Swingline Bank.

          (b) Interest on each Revolving Loan, Term Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under Section 2.06 or 2.07 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Lenders.

          (c)    Notwithstanding subsection (a) of this Section,
during the existence of any Event of Default under subsection 9.01(a), 9.01(c), 9.01(e), 9.01(k) or 9.01(m) as a consequence of the failure of the Parent or the Company to observe or perform or cause to be observed or performed any term, covenant or agreement contained in Section 7.12 or Article VIII, or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in
                             ----
effect for Base Rate Loans, plus 2% per annum; provided,
                            ----               --------
however, that on and after the expiration of any Interest Period
-------
applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base
                  ----
Rate Loans, plus 2% per annum.
            ----

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

     2.11 Fees.  In addition to certain fees described in Section 3.08:
          ----

          (a)    Certain Fees.  The Company shall pay a fee to
                 ------------
the Lead Arranger for the Lead Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement between the Company and the Lead Arranger and Agent dated January 13, 2000, as modified by the letter agreement dated February 18, 2000 (as so modified, the "Fee Letter").
                                        ----------

                                 35.

          (b)    Commitment Fees.  The Company shall pay to the
                 ---------------
Agent for the account of each Lender a commitment fee on the actual daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent at a rate per annum equal to the Applicable Fee Amount.
For purposes of calculating utilization under this subsection, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the
                                                      ----
Effective Amount of L/C Obligations then outstanding. Swingline Loans shall not constitute utilization. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (commencing on March 31, 2000) to the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that in connection with any termination of Revolving
      --------
Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

     2.12 Computation of Fees and Interest. (a) All computations of
          --------------------------------
interest for Base Rate Loans when the Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

     2.13 Payments by the Company. (a) All payments to be made by
          -----------------------
the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so

                                 36.

required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.14 Payments by the Lenders to the Agent. (a) Unless the
          ------------------------------------
Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.15 Sharing of Payments, Etc. If, other than as expressly
          -------------------------
provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any
                            --------  -------
portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by

                                 37.

law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

     2.16 Security and Guaranty. (a) All obligations of the
          ---------------------
Company and the other Loan Parties under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          (b) All Collateral shall be released by the Agent and the Lenders (and by any other secured parties sharing Collateral under the Security Agreement) upon the occurrence of the Collateral Release Date. Within 60 days after the Collateral Release Date, the Agent on behalf of the Lenders shall provide to the Company all reconveyances, termination statements and other such documentation as may be reasonably requested by the Company to effect such releases of Collateral. From and after the Collateral Release Date, the Parent and the Company, as the case may be, shall be released from their respective obligations to
(i) deliver any Update Certificate under subsection 7.02(f), (ii) deliver any amendments to the schedules to the Security Agreement, any executed UCC-1 financing statements, any Mortgages or other items under subsection 7.14(a)(iii), (iii) pledge, or cause to be pledged, the capital stock of new Subsidiaries under Section 7.15, and (iv) deliver any Mortgage in respect of real property under subsection 7.17(b).

          (c) All obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to their respective Guaranties.


                               ARTICLE III


                          THE LETTERS OF CREDIT
                          ---------------------

     3.01 The Letter of Credit Subfacility. (a) On the terms and
          --------------------------------
conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall
                                --------
not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit and after giving effect thereto (the "Issuance
                                                            ---------
Date") (1) the Effective Amount of all L/C Obligations plus the
----                                                   ----
Effective Amount of all Revolving Loans plus the Effective Amount of all
                                        ----
Swingline Loans shall exceed the combined Revolving Commitments, (2) the participation of any Lender in the Effective Amount of all L/C Obligations and Swingline Loans plus the Effective Amount of the
                                ----
Revolving Loans of such Lender shall exceed such Lender's Revolving Commitment, (3) the Effective Amount of L/C Obligations shall exceed the L/C Commitment, or (4) the Effective Amount of all L/C Obligations plus
                                                                   ----
the Effective Amount of all Revolving

                                 38.

Loans plus the Effective Amount of all Term Loans plus the
      ----                                        ----
Effective Amount of all Swingline Loans shall exceed the Aggregate Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

          (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Lenders have approved such expiry date in writing, or (B) is after the Revolving Termination Date, unless all of the Lenders have approved such expiry date in writing;

          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

          (vi) any Letter of Credit (A) is for the purpose of supporting the issuance of any letter of credit by any other Person; or
(B) is in a face amount less than $1,000,000 (unless otherwise agreed by the Issuing Bank); or

          (vii) such Letter of Credit is to be denominated in a currency other than Dollars.

          (c) Letters of Credit issued under this Article III shall be Standby Letters of Credit.

                                 39.

     3.02 Issuance, Amendment and Renewal of Letters of Credit. (a)
          ----------------------------------------------------
Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank:
(i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

          (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. From time to time the Agent will notify the Lenders of the amount of all outstanding Letters of Credit hereunder.

          (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. The Issuing Bank shall be under no

                                 40.

obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 Existing BofA Letters of Credit; Risk Participations,
          ------------------------------------------------------
Drawings and Reimbursements. (a) On and after the Closing Date, the
---------------------------
Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. The Existing BofA Letters of Credit shall be deemed to utilize the L/C Commitment and to utilize pro rata the Revolving Commitment of each Lender.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be

                                 41.

deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company and specify in such notice the date such drawing will be honored by the Issuing Bank (the "Honor
                                                            -----
Date").  If the Issuing Bank so notifies the Company prior to 9:00
----
a.m. (San Francisco time) on the Honor Date, the Company, as account party under such Letter of Credit, shall reimburse the Issuing Bank no later than 11:00 a.m. (San Francisco time) on the Honor Date for the amount paid by the Issuing Bank under such Letter of Credit or, if the Issuing Bank shall so notify the Company after 9:00 a.m. (San Francisco time) on the Honor Date, the Company, as account party under such Letter of Credit, shall reimburse the Issuing Bank no later than 11:00 a.m. (San Francisco time) on the next succeeding Business Day for the amount paid by the Issuing Bank under such Letter of Credit on the Honor Date (each such date, a "Reimbursement Date"), in each case, in an amount
                    ------------------
equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Lender thereof (including the amount thereof and such Lender's Pro Rata Share thereof), and the Company shall be deemed to have requested that Base Rate Loans be made by the Lenders to the Company to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitments and subject to the conditions set forth in Section 5.02. The Company hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing.
Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.03 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate
                          --------
confirmation shall not affect the conclusiveness or binding effect of such notice. In the event that any amount of any drawing under any Letter of Credit is not reimbursed by the Company on the Honor Date, such unreimbursed amount shall bear interest until it is either deemed to be an L/C Borrowing as provided in subsection (e) or deemed to be converted to a Base Rate Loan as provided in this subsection (c), at a rate per annum equal to the Base Rate, plus the Applicable Margin
                                       ----
then in effect for Base Rate Loans.

          (d) Each Lender shall upon receipt of any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon such Lender shall (subject to subsection 3.03(e)) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. The Agent will promptly give notice of the occurrence of the Reimbursement Date, but failure of the Agent to give any such notice on the Reimbursement Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.

          (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred

                                 42.

from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans,
      ----
plus 2% per annum.  In such event, each Lender shall upon receipt of
----
any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing. Each Lender's payment to the Issuing Bank pursuant to this subsection 3.03(e) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.

          (f) If any Lender fails to make available to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Lender's obligation to make such payment, from the Reimbursement Date to the date such Lender makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time, payable on demand of the Agent.

          (g) Each Lender's obligation in accordance with this Agreement to make or participate in the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving
--------  -------
Loans under this Section 3.03 is subject to the conditions set forth in
Section 5.02.

     3.04 Repayment of Participations. (a) Upon (and only upon)
          ---------------------------
receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from
                                          ----
the date such demand is

                                 43.

made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05 Role of the Issuing Bank. (a) Each Lender and the Company agree
          ------------------------
 that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is
                      --------  -------
not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided,
                                                        --------
however, anything in such clauses to the contrary notwithstanding,
-------
that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 Obligations Absolute.  The obligations of the Company
          --------------------
under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                                 44.

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07 Cash Collateral Pledge.  Upon (i) the request of the
          ----------------------
Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.08(b) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. The Company shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all such times cash collateralized to the extent required herein. Cash collateral held under this Section
3.07 or Section 9.02 shall be maintained in blocked, non-interest bearing deposit accounts at BofA and shall be governed by the terms of the Security Agreement.

                                 45.

     3.08 Letter of Credit Fees. (a) The Company shall pay to the
          ---------------------
Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, to the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (b) The Company shall pay to the Issuing Bank, for the Issuing Bank's sole account, a letter of credit fee with respect to the amount from time to time available to be drawn under Letters of Credit as required by the Fee Letter.

          (c) The Company shall pay to the Issuing Bank, for the Issuing Bank's sole account, from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

          (d) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay a letter of credit fee (after as well as before entry of judgment thereon to the extent permitted by law) on the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, at a rate per annum which is determined by adding 2% per annum to the rate otherwise then in effect hereunder for such Letters of Credit.

     3.09 Applicability of ISP 98. Unless otherwise expressly agreed by
          -----------------------
the Issuing Bank and the Company when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and beneficiaries will be governed by the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Standby Letter of Credit may be issued.


                              ARTICLE IV


               TAXES, YIELD PROTECTION AND ILLEGALITY
               --------------------------------------

     4.01 Taxes. (a) Any and all payments by the Company to each
          -----
Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                                 46.

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii) the Company shall make such deductions and withholdings;

          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Company shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Lender or the Agent.

          (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

          (f) Each non-United States Lender represents and warrants to the Agent and the Company as of the date hereof that under applicable law and treaties no tax will be required to be withheld by such Lender with respect to any payments to be made to such Lender hereunder.

          (g) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

     4.02 Illegality. (a) If any Lender determines that the
          ----------
introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other
Governmental

                                 47.

Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to such Lender through the Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     4.03 Increased Costs and Reduction of Return. (a) If any
          ---------------------------------------
Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such

                                 48.

capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     4.04 Funding Losses.  The Company shall reimburse each Lender
          --------------
and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.07 or 2.08;

          (d) the prepayment (including pursuant to Section 2.07 or 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05 Inability to Determine Rates.  If the Agent or the Majority
          ----------------------------
Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans or conversion or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to the Lenders of funding such Loans, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable

                                 49.

notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.06 Reserves on Offshore Rate Loans.  The Company shall pay
          -------------------------------
to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender(as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior
      --------
written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     4.07 Certificates of Lenders.  Any Lender claiming
          -----------------------
reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.08 Substitution of Lenders.  Upon the receipt by the Company
          -----------------------
from any Lender (an "Affected Lender") of a claim for compensation
                     ---------------
under Section 4.01, 4.02, 4.03 or 4.06, the Company may: (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender's Loans and Commitment (a "Replacement Lender"); provided, however,
                   ------------------    --------  -------
that the Company shall be liable for the payment upon demand of all costs and other amounts arising under Section 4.04 that result from the acquisition of any Affected Lender's Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding. Any such designation of a Replacement Lender under clause (i) or (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 11.08, and shall in any event be subject to the prior written consent of the Agent, the Issuing Bank and the Swingline Bank (which consent shall not be unreasonably withheld).

     4.09 Survival.  The agreements and obligations of the Company
          --------
in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.


                               ARTICLE V


                         CONDITIONS PRECEDENT
                         --------------------

     5.01 Conditions of Initial Credit Extensions.  The obligation
          ---------------------------------------
of each Lender and the Swingline Bank to make its initial Credit
Extension hereunder and the obligation of the Issuing Bank to Issue its initial Letter of Credit and to include the Existing BofA Letters of Credit herein

                                 50.

shall be subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

          (a)    Credit Agreement and Notes.  This Agreement
                 --------------------------
executed by each party hereto and Notes executed by the Company;

          (b)    Resolutions; Incumbency.
                 -----------------------

          (i) Copies of the resolutions of the board of directors of the Company and each other Loan Party authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

          (ii)   a certificate of the Secretary or Assistant
Secretary of the Company and each other Loan Party, dated as of the Closing Date, certifying the names, titles and true signatures of the officers of such Persons authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Persons hereunder;

          (c)    Organization Documents; Good Standing.  Each of
                 -------------------------------------
the following documents:

          (i) the articles or certificate of incorporation and the bylaws of the Company and the Parent as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of each such Person as of the Closing Date; and

          (ii) a good standing certificate for the Company and each other Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and, if different, a good standing certificate from the Secretary of State (or similar applicable Governmental Authority) of the state of its chief executive office and principal place of business, in each case, as of a recent date, together with bring-down certificates by facsimile, dated the Closing Date or not more than one Business Day prior thereto, if requested by the Agent;

          (d)    Legal Opinion.  An opinion of Rothgerber,
                 -------------
Johnson & Lyons LLP, counsel to the Company and the other Loan Parties and addressed to the Agent and the Lenders, dated the Closing Date, substantially in the form of Exhibit D-1.
                             -----------

          (e)    Payment of Fees.  Evidence of payment by the
                 ---------------
Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus
                                                                ----
such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not
                                 --------
thereafter preclude final settling of accounts between the Company and
BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.04;

          (f)    Collateral.
                 ----------

                                 51.

          (i)    The Collateral Documents (other than the
Mortgages), executed by each Loan Party, in appropriate form for recording, where necessary, together with:

                      (A) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Lenders, or other evidence reasonably satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Lenders in accordance with applicable law;

                      (B) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                      (C) all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank with signatures guaranteed as the Agent or the Lenders may specify;

                      (D) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent or any Lender; and

                      (E) evidence that all other actions necessary or, in the reasonable opinion of the Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents (other than the Mortgages), and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

          (ii) a Perfection Certificate (as to each Loan Party, including the Acquired Company and its subsidiaries);

          (g)    Insurance Policies.  Evidence that the Agent has
                 ------------------
been named as loss payee under all policies of casualty insurance under a Form 438FBFU or other standard lender's loss payable endorsement, and as additional insured under all policies of liability insurance, required in accordance with Section 7.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of the Company and its Subsidiaries;

          (h)    Documents and Actions Relating to the Transaction.
                 -------------------------------------------------
A certificate of a Responsible Officer of the Company certifying (i) that the Tender Offer Expiry Date has passed and there has been validly tendered, in accordance with the terms of the Tender Offer, and for a share price not in excess of $20.00, sufficient shares to satisfy the Minimum Condition and evidence that all material terms and conditions of the Offer, other than payment for tendered shares, have been satisfied in accordance with the terms thereof; (ii) that all (A) authorizations, consents or approvals of, notices to or filings with, any Governmental Authority, including pursuant to the HSR Act, and (B) approvals and consents of any other Person (including any

                                 52.

holders of Indebtedness for borrowed money of the Acquired Company), required in connection with the Tender Offer, the Transaction or the execution, delivery and performance of the Transaction Documents, shall have been obtained or made (and shall be in full force and effect) and that all applicable waiting periods have expired without notice of any action which seeks to restrain, enjoin or otherwise prohibit or significantly delay the Transaction having been taken by any Governmental Authority; and (iii) that the aggregate consideration (including the assumption of Indebtedness and net of cash-on-hand at the Acquired Company) for the Acquisition of the Acquired Company pursuant to the Transaction shall not exceed $360,000,000;

          (i)    Certificate.  A certificate signed by a
                 -----------
Responsible Officer, dated as of the Closing Date, stating that:

          (i)    the representations and warranties contained in
Article VI are true and correct on and as of such date, as though made on and as of such date;

          (ii) no Default or Event of Default exists or would result from the initial Credit Extension; and

          (iii) there has occurred since December 31, 1998, no event or circumstance that has resulted in a Material Adverse Effect;

          (j)    Existing Credit Facility.  Evidence reasonably
                 ------------------------
satisfactory to the Agent that the commitments to extend credit under the Existing Credit Facility have been terminated and that all principal, interest, charges and fees due thereunder have been paid or that arrangements reasonably satisfactory to the Agent for the payment thereof have been made by the Company (the Company and each Lender party hereto that is a lender under the Existing Credit Facility acknowledging that such commitments shall be terminated simultaneously with the closing hereunder);

          (k)    Existing Receivables Purchase Facility.  Evidence
                 --------------------------------------
reasonably satisfactory to the Agent that the Existing Receivables Purchase Facility shall have been amended to reduce the commitments to extend credit or otherwise purchase accounts receivable thereunder to not more than $25,000,000;

          (l)    Other Documents. (i) The audited balance sheet
                 ---------------
of the Parent and its Subsidiaries as at December 31, 1997, and December 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, and the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 1999, and the related consolidated statements of income, shareholders' equity and cash flows, for the fiscal quarter then ended, certified by a Responsible Officer of the Parent;

          (ii) the pro forma balance sheet of and six-year financial statement projections for the Parent and its Subsidiaries and the Acquired Company and its Subsidiaries as of and commencing at December 31, 1999, and a completed Compliance Certificate as of December 31, 1999 (in substantially the form of Exhibit C with such changes as shall be acceptable to the Agent and the Majority Banks), based on such pro forma balance sheet and projections, each giving effect to the Transaction and the transactions contemplated in connection therewith and

                                 53.

reflecting good faith estimated purchase price accounting adjustments, certified by a Responsible Officer of the Parent;

          (iii) a true and complete copy of the Merger Agreement and such other Transaction Documents as any Lender or the Agent may reasonably specify, certified by a Responsible Officer of the Company; and

          (iv) such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

     5.02 Conditions to All Credit Extensions.  The obligation of
          -----------------------------------
each Lender and the Swingline Bank to make any Credit Extension (including its initial Credit Extension) or to continue or convert any Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) and to include the Existing BofA Letters of Credit herein shall be subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

          (a)    Notice, Application.  The Agent shall have
                 -------------------
received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

          (b)    Continuation of Representations and Warranties.
                 ----------------------------------------------
The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 6.11(a));

          (c)    No Existing Default.  No Default or Event of
                 -------------------
Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance; and

          (d)    No Material Adverse Effect.  There has occurred
                 --------------------------
since December 31, 1999, no event or circumstance that has resulted in a Material Adverse Effect; and

          (e)    No Future Advance Notice.  Neither the Agent nor
                 ------------------------
any Lender shall have received from the Company or any other Person any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement with respect to any Collateral having a book value or fair market value in excess of $1,000,000 in the aggregate.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each

                                 54.

Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.


                               ARTICLE VI


                    REPRESENTATIONS AND WARRANTIES
                    ------------------------------

     Each of the Parent and the Company represents and warrants to the Agent and each Lender that:

     6.01 Corporate Existence and Power.  Each of the Parent and
          -----------------------------
the Company and each Subsidiary:

          (a) is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) in the case of each Loan Party, to execute, deliver, and perform its obligations under the Loan Documents and the Transaction Documents;

          (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

          (d)    is in compliance with all Requirements of Law;
except, in each case referred to in clause (b)(i), clause (c) or clause
(d) of this Section, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02 Corporate Authorization; No Contravention.  The
          -----------------------------------------
execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document or Transaction Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a)    contravene the terms of any of that Person's
Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c)    violate any Requirement of Law.

     6.03 Governmental Authorization.  No approval, consent,
          --------------------------
exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is

                                 55.

necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Company or any other Loan Party of this Agreement or any other Loan Document or Transaction Document or (ii) the consummation of the Tender Offer or the Transaction, except in the case of this clause (ii), (A) such as will be obtained before the Tender Offer Expiry Date or (B) where failure to obtain or effect any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     6.04 Binding Effect. (a)  This Agreement and each other Loan
          --------------
Document to which the Company or any other Loan Party is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (b) The Merger Agreement is in full force and effect, enforceable against the parties thereto in accordance with its terms, and has not been amended or modified in any material respect since its date of execution. The Offer has not been amended or modified in any material respect.

     6.05 Litigation.  Except as specifically disclosed in Schedule
          ----------                                       --------
6.05, there are no actions, suits, proceedings, claims or disputes
----
pending, or to the best knowledge of the Parent and the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Parent, the Company, the Acquired Company or any of their respective Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Parent, the Company, the Acquired Company or any of their respective Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 No Defaults.  No Default or Event of Default exists or
          -----------
would result from the incurring of any Obligations by the Company or any other Loan Party or from the grant or perfection of the Liens of the Agent and the Lenders on the Collateral. Neither the Parent, the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under subsection 9.01(e).

     6.07 ERISA Compliance.  Except as specifically disclosed in
          ----------------
Schedule 6.07:
-------------

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the

                                 56.

IRS and to the best knowledge of the Parent and the Company, nothing has occurred which would cause the loss of such qualification. The Parent, the Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Parent and the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Parent, the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Parent, the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Parent, the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     6.08 Use of Proceeds; Margin Regulations.  The proceeds of the
          -----------------------------------
Loans and the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07. Neither Parent, the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.09 Title to Properties; Liens.  The Parent, Company and each
          --------------------------
Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of Parent, the Company and each Subsidiary is subject to no Liens, other than Permitted Liens, and Liens that will be extinguished with the proceeds of the Loans.

     6.10 Taxes.  The Parent, the Company and any Subsidiary have
          -----
filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent, the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

                                 57.

     6.11 Financial Condition. (a) The audited consolidated balance
          -------------------
sheet of the Parent and its Subsidiaries dated December 31, 1998, the unaudited balance sheet of the Parent and its Subsidiaries for the fiscal quarter ended September 30, 1999, and in each case, the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ended on that date:

          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of quarterly financial statements;

          (ii) are complete and accurate in all material respects and fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby; and

          (iii)  except as specifically disclosed in Schedule
                                                     --------
6.11, show all material Indebtedness and other liabilities, direct or
----
contingent, of the Parent and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) The pro forma financial statements of the Parent and its Subsidiaries referred to in subsection 5.01(l)(ii) were prepared on a basis consistent with GAAP as applied to the Parent's financial statements, have been prepared in good faith by the Parent based on reasonable assumptions, are based on the best information available to the Parent as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transaction, and present fairly on a pro forma basis the estimated consolidated financial position of the Parent as of the date thereof, assuming consummation of the Transaction.

          (c) Since December 31, 1998, there has not been any Material Adverse Effect.

     6.12 Environmental Matters.  The Company conducts in the
          ---------------------
ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its and its Subsidiaries' business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and
                          -------------
Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (a)    Except as specifically disclosed in Schedule
                                                     --------
6.12, the ongoing operations of the Parent, the Company and each of
----
its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $10,000,000 in the aggregate.

          (b)    Except as specifically disclosed in Schedule
                                                     --------
6.12, the Parent, the Company and each of its Subsidiaries have
----
obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and
                                       ---------------------
necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Parent, the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

                                 58.

          (c)    Except as specifically disclosed in Schedule
                                                     --------
6.12, none of the Parent, the Company, any of its Subsidiaries or any
----
of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d)    Except as specifically disclosed in Schedule
                                                     --------
6.12, there are no Hazardous Materials or other conditions or
----
circumstances existing with respect to any property of the Parent, the Company or any Subsidiary, or arising from operations prior to the Closing Date, of the Parent, the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Parent, the Company and any Subsidiary in excess of $10,000,000 in the aggregate for any such condition, circumstance or property. In addition, (i) neither the Parent, the Company nor any Subsidiary has any underground storage tanks (A) that are not properly registered or permitted under applicable Environmental Laws, or (B) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Parent, the Company and any Subsidiary have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     6.13 Collateral Documents. (a) The provisions of each of the
          --------------------
Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Loan Parties in the Collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

          (b) Each Mortgage when delivered will be effective to grant to the Agent for the benefit of the Lenders a legal, valid and enforceable deed of trust or mortgage lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 4.01, is subject to a legal, valid, enforceable and perfected first priority deed of trust or mortgage; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the mortgagor under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to
Section 5.01, and Permitted Liens.

          (c)    All representations and warranties of the Loan
Parties contained in the Collateral Documents are true and correct.

     6.14 Regulated Entities.  None of the Company, any Person
          ------------------
controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company

                                 59.

Act of 1940. Neither the Company nor any other Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.15 No Burdensome Restrictions; No Restrictions on Subsidiary
          ---------------------------------------------------------
Dividends.  Neither the Parent, the Company nor any Subsidiary is a
---------
party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect. Neither the Parent, the Company nor any Subsidiary is a party to or bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary's capital stock.

     6.16 Copyrights, Patents, Trademarks and Licenses, Etc.  The
          -------------------------------------------------
Parent, the Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Parent and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent, the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule
                                                          ---------
6.05, no claim or litigation regarding any of the foregoing is pending
----
or, to the best knowledge of the Parent and the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of the Parent and the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.17 Subsidiaries.  As of the Closing Date (after giving
          ------------
effect to the Transaction), the Parent has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 and has no
                                            -------------
equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.17.
                         -------------

     6.18 Insurance.  Except as specifically disclosed in Schedule
          ---------                                      ---------
6.18, the properties of the Parent, the Company and any Subsidiary are
----
insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent, the Company or such Subsidiary operates except to the extent the Parent, the Company and any Subsidiary maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in similar businesses and owning similar properties.

     6.19 Swap Obligations. (a) Neither the Parent, the Company nor
          ----------------
any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Parent has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap

                                 60.

Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

          (b) Neither the Company nor any of its Subsidiaries has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

     6.20 Year 2000.  The Parent has (a) completed a review and
          ---------
assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by the Parent or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) implemented that plan in accordance with that timetable. The Year 2000 Problem has not resulted in, and the Parent and the Company reasonably believe that the Year 2000 Problem will not result in, a Material Adverse Effect.

     6.21 Merger Representations.  All representations and
          ----------------------
warranties of the Purchaser or the Parent in the Merger Agreement are true and correct in all material respects as of each date made or deemed made. To the best of Parent's knowledge, all representations and warranties of the Acquired Company in the Merger Agreement are true and correct in all material respects as of each date made or deemed made.

     6.22 Full Disclosure.  None of the representations or
          ---------------
warranties made by the Parent, the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent, the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that to
                                                      --------
the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Parent and the Company represent only that they have acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

                                 61.

                              ARTICLE VII


                         AFFIRMATIVE COVENANTS
                         ---------------------

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

     7.01 Financial Statements.  The Parent shall deliver to the
          --------------------
Agent, with sufficient copies for each Lender, in form and detail reasonably satisfactory to the Agent and the Majority Lenders:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1999), a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of Ernst & Young, LLP or another nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified as to (i) going concern, (ii) any limitation in the scope of the audit, or (iii) possible errors generated by financial reporting and related systems due to the Year 2000 problem;

          (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations and cash flows of the Parent and the Subsidiaries;

          (c) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1999), copies of unaudited consolidating balance sheets of the Parent and its Subsidiaries, by business unit or as otherwise provided to the Independent Auditor, as at the end of such year and the related consolidating statements of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a); and

          (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, copies of the unaudited consolidating balance sheets of the Parent and its Subsidiaries, by business unit or as otherwise provided to the Independent Auditor, and the related consolidating statements of income, shareholders' equity and cash flows

                                 62.

for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b).

As to any information contained in materials furnished pursuant to subsection 7.02(c) below, the Parent shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in subsection (a) and
(b) above at the times specified therein.

     7.02 Certificates; Other Information.  The Parent shall furnish
          -------------------------------
to the Agent, with sufficient copies for each Lender:

          (a) within 90 days after the close of each fiscal year, an update of the projections delivered to the Lenders prior to the Closing
Date (the "Closing Date Projections") for the then-current fiscal year and for each fiscal year then remaining within the original six-year period covered by the Closing Date Projections, certified by a Responsible Officer of the Parent, together with a statement of such Responsible Officer explaining in reasonable detail any significant variances from the Closing Date Projections;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (c) promptly, copies of all financial statements and reports that the Parent sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Parent, the Company or any Subsidiary may make to, or file with, the SEC;

          (d) promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by the Parent, the Company or any of its Subsidiaries to or from the Independent Auditor;

          (e)    concurrently with the delivery of the financial
statements referred to in subsections 7.01(a) and (b), an Update
Certificate, in substantially the form of Exhibit K, executed by a
                                          ---------
Responsible Officer of the Parent;

          (f) promptly, such additional information regarding the business, financial or corporate affairs of the Parent, the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.

     7.03 Notices.  The Company shall promptly notify the Agent and
          -------
each Lender:

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to result in a Default or Event of Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Parent, the Company or any of its Subsidiaries which has

                                 63.

resulted or could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Parent, the Company or any of its Subsidiaries and any Governmental Authority (including under or pursuant to any Environmental Laws) which has resulted or could result in a Material Adverse Effect;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Parent, the Company or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Document;

          (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Parent, the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws,
(ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Parent, the Company or any Subsidiary that could reasonably be anticipated to result in liability of the Parent, the Company or any Subsidiary in excess of $5,000,000;

          (e) of any other litigation or proceeding affecting the Parent, the Company or any of its Subsidiaries which the Parent would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

          (f) of any material change in accounting policies or financial reporting practices by the Parent or any of its consolidated Subsidiaries;

          (g)    of the occurrence of any Event of Loss exceeding
$10,000,000;

          (h) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which the Parent, the Company or any of its Subsidiaries is party; and

          (i) within 10 days after the date thereof, of the consummation of any Acquisition, or the incurrence of any Contractual Obligations with respect to any Acquisition, by the Company or any Subsidiary, if the aggregate cash and noncash consideration (including assumption of liabilities and including all Contingent Obligations, but excluding normal current liabilities incurred by the Company or such Subsidiary by its assumption of the working capital position of the acquired Person) in connection with such Acquisition is (or could reasonably be expected to become) $10,000,000 or more, together with a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate, certified by a Responsible Officer of the Parent, demonstrating the Parent's pro forma compliance with the financial covenants set forth in Section 8.21, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Acquisition.

                                 64.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Parent, the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04 Preservation of Corporate Existence, Etc. The Parent and
          -----------------------------------------
the Company shall, and shall cause each Subsidiary to, except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02:

          (a)    preserve and maintain in full force and effect its
(i) legal existence and (ii) good standing under the laws of its state or jurisdiction of incorporation or formation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, the non-preservation of which could reasonably be expected to have a Material Adverse Effect;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 Maintenance of Property.  The Parent and the Company
          -----------------------
shall, and shall cause each Subsidiary to, maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Parent, the Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.06 Insurance.  In addition to insurance requirements set
          ---------
forth in the Collateral Documents, the Parent and the Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance, except to extent that the Parent, the Company and any Subsidiary maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in similar businesses and owning similar properties. Unless and until the Collateral Release Date shall have occurred, all such insurance shall name the Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear. Upon request of the Agent or any Lender, the Parent shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more

                                 65.

than once per calendar year) a certificate of a Responsible Officer of the Parent (and, if requested by the Agent, any insurance broker of the Parent) setting forth the nature and extent of all insurance maintained by the Parent, the Company and any Subsidiary in accordance with this Section or any Collateral Document then in effect (and which, in the case of a certificate of a broker, were placed through such broker).

     7.07 Payment of Obligations.  The Parent and the Company
          ----------------------
shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Parent, the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default hereunder).

     7.08 Compliance with Laws.  The Parent and the Company shall
          --------------------
comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.09 Compliance with ERISA.  The Parent and the Company shall,
          ---------------------
and shall cause each of their ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 Inspection of Property and Books and Records.  The Parent
          --------------------------------------------
and the Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent, the Company and such Subsidiary. The Parent and the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when
                                          --------  -------
an Event of Default exists the Agent or any

                                 66.

Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.11 Environmental Laws.
          ------------------

          (a) The Parent and the Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that any noncompliance therewith could not reasonably be expected to result in a Material Adverse Effect.

     7.12 Use of Proceeds.  The Company shall use the proceeds of
          ---------------
the Loans and the Letters of Credit: (i) to fund the purchase of shares tendered pursuant to the Tender Offer, the consummation of the Merger and the payment of fees, costs and expenses arising out of the Transaction; (ii) to refinance Indebtedness of the Acquired Company;
(iii) to refinance the Indebtedness of the Company under the Existing Credit Facility; (iv) to repay Indebtedness of the Company under the Existing Receivables Purchase Facility; and (v) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Document.

     7.13 Merger.  The Company shall ensure that the Merger is
          ------
consummated within forty-five days after the Purchaser first purchases shares of the Acquired Company pursuant to the Tender Offer.

     7.14 Additional Guarantors.  (a)  If any Subsidiary shall at
          ---------------------
any time become a U.S. Subsidiary, or if the Parent, the Company or any Subsidiary otherwise shall incorporate, create or acquire any U.S. Subsidiary, the Parent and the Company shall cause such U.S. Subsidiary to furnish promptly, but in no event more than 30 days thereafter, each of the following to the Agent, in sufficient quantities for each Lender:

          (i)  a duly executed notice and agreement in
substantially the form of Exhibit I (an "Additional Guarantor
                          ---------      ---------------------
Assumption Agreement");
--------------------

          (ii) (A) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement and this Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the "Additional Guarantor Accession Date") by the Secretary or an
 -----------------------------------
Assistant Secretary (or other appropriate officer) of such Subsidiary;
(B) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (C) copies of the articles or certificate of incorporation and bylaws (or other applicable Organization Documents) of such
Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of the Additional Guarantor Accession
Date; and (D) an opinion of counsel to such Subsidiary and addressed to the Agent and the Lenders, substantially in the form of Exhibit J;
                                                        ---------
and

                                 67.

          (iii) (A) such amendments to the schedules to the Security Agreement as shall be required in connection with the accession of such Subsidiary thereto; (B) executed UCC-1 financing statements furnished by the Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent on behalf of the Lenders in the Collateral of such Subsidiary and in which the Agent requests that such filing be made; and (C) if requested by the Agent or if otherwise required by subsection 7.17(b), such Mortgages and other documents as may be required to create and perfect a lien in the interests of such Subsidiary in any real property and such title insurance policies and other documents as the Agent or the Majority Lenders may reasonably request in connection therewith.

          (b) Additionally, the Parent, the Company and such Subsidiary shall have executed and delivered to the Agent (in sufficient quantities for each Lender) such other items as reasonably requested by the Agent in connection with the foregoing, including officers' certificates, search reports and other certificates and documents.

          (c)    The parties agree and acknowledge that Mail-Well
Trade Receivables Corporation and any other direct or indirect special purpose Subsidiary of the Parent or the Company created for purposes of effecting the purchase and sale of accounts receivable under the Permitted Receivables Purchase Facility shall not be required to be Guarantors hereunder.

     7.15 Additional Subsidiaries.  If the Parent or the Company,
          -----------------------
directly or indirectly, incorporates, creates or acquires any additional Subsidiary, then within ten (10) days thereafter, the Parent or the Company, as the case may be, shall (i) (A) pledge the capital stock of such additional Subsidiary to the Agent pursuant to the Security Agreement, if such stock is directly owned by the Parent or the Company, or (B) if such stock is owned by a Subsidiary, cause such Subsidiary to pledge the capital stock of such additional Subsidiary to the Agent pursuant to the Security Agreement, and (ii) execute and deliver, or cause such Subsidiary to have executed and delivered, to the Agent stock transfer powers executed in blank with signatures guaranteed as the Agent shall request, such UCC-1 financing statements (as furnished by the Agent) in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent in the Collateral with respect to the Parent, the Company or such Subsidiary, and (iii) deliver such other items as reasonably requested by the Agent in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents; provided, however, that if any such additional
               --------  -------
Subsidiary is not a U.S. Subsidiary, in no event shall more than 65% of the capital stock of any such Subsidiary be required to be so pledged.

     7.16 Real Property Collateral.  The Company shall deliver to
          ------------------------
the Agent, not later than 60 days after the Closing Date, all of the following, in form and substance satisfactory to the Agent:

          (a) A Mortgage for each parcel of real property listed on Schedule 7.16, executed by the Company or other applicable Loan Party, in appropriate form for recording, where necessary, together with:

          (i) with respect to each Mortgaged Property, an A.L.T.A. Form B (or other form acceptable to the Agent and the Lenders mortgagee policy of title insurance or a binder

                                 68.

issued by a title insurance company reasonably satisfactory to the Agent and the Lenders insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against the Mortgaged Property in favor of the Agent, subject only to exceptions acceptable to the Agent and the Lenders, with such endorsements and affirmative insurance as the Agent or any Lender may reasonably request;

          (ii) ALTA surveys and surveyor's certification as to all real property and all land covered by a lease in respect of which there is delivered a Mortgage, as may be reasonably required by the Agent, each in form and substance reasonably satisfactory to the Agent and the Lenders;

          (iii) proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies including sums due in connection with any future advances;

          (iv) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent or any Lender; and

          (v) evidence that all other actions necessary or, in the reasonable opinion of the Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Mortgages, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

          (b) An environmental site assessment with respect to any real property as to which the Agent is granted a Lien for the benefit of the Lenders, dated as of a recent date, prepared by a qualified firm acceptable to the Agent and the Lenders, stating, among other things, that such real property is free from Hazardous Materials and that operations conducted thereon are in compliance with all Environmental Laws.

          (c)    Opinions of local counsel to the Company and the
other Loan Parties addressed to the Agent and the Lenders, in substantially the form of Exhibit D-2, for each state where any
                          -----------
Mortgaged Property is located.

     7.17 Further Assurances. (a) The Company shall ensure that all
          ------------------
written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

          (b) If at any time the Parent, the Company or any Subsidiary shall become the owner of any real property that is located in the United States that has a fair market or book value equal to at least $1,000,000, then the Parent or the Company shall promptly notify the Agent thereof and the Parent and the Company shall (and shall cause such Subsidiary to)

                                 69.

promptly, and in any event within thirty (30) days following acquisition of such real property, enter into and deliver to the Agent a Mortgage in respect of such property, in form and substance reasonably satisfactory to the Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Agent or the Majority Lenders shall reasonably request.

          (c) Promptly upon request by the Agent or the Majority Lenders, the Parent and the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.


                              ARTICLE VIII


                           NEGATIVE COVENANTS
                           ------------------

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

     8.01 Negative Pledges; Liens.  The Parent and the Company
          -----------------------
shall not, and shall not permit any Subsidiary to, enter into or suffer to exist any agreement (other than this Agreement, any other Loan Document, the Equipment Lease Facility Documents and any Permitted Receivables Purchase Facility) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired. Additionally, the Parent and the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
            ---------------

          (a) any Lien existing on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date,
   -------------
provided that certain specified Liens described in such Schedule
--------                                                --------
8.01 shall be required to be terminated within the time specified, if
----
any, in such Schedule;

          (b) any Lien created under any Loan Document and any Lien on Specified Assets securing the Permitted Receivables Purchase Facility.

                                 70.

          (c)    Liens for taxes, fees, assessments or other
governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by subsection 7.07(a), provided that no notice of lien has been filed or
                    --------
recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f)    Liens securing (i) the non-delinquent performance
of bids, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if
          --------
enforced) cause a Material Adverse Effect;

          (g)    Liens (other than Liens on the Collateral)
consisting of judgment or judicial attachment liens, provided that
                                                     --------
the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Parent and its Subsidiaries do not exceed $10,000,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Parent, the Company and any Subsidiary;

          (i) Liens on specific tangible assets acquired in Permitted Acquisitions after the date of this Agreement; provided,
                                                         --------
however, that (A) such Liens existed at the time of the Permitted
-------
Acquisition and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time of the Permitted Acquisition which were not covered immediately prior thereto, and (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of the Permitted Acquisition;

          (j)    purchase money Liens on any property acquired or
held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property (other than in connection with an Acquisition); provided that (i) any such
                                         --------
Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property;

                                 71.

          (k) Liens securing obligations in respect of leases permitted under Section 8.10 on assets subject to such leases;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i)
                                                   --------
such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent, the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Parent, the Company or any Subsidiary to provide collateral to the depository institution; and

          (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap
                  --------
Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and
(ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $5,000,000.

     8.02 Disposition of Assets.  The Parent and the Company shall
          ---------------------
not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) dispositions of inventory or equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements and in the ordinary course of business;

          (d) dispositions of Specified Assets pursuant to the Permitted Receivables Purchase Facility;

          (e) the lease or sublease of real property by the Parent, the Company or any Subsidiary to other Persons in the ordinary course of business;

          (f) the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to such Person's usual and customary cash management policies and procedures; and

          (g)    dispositions not otherwise permitted hereunder
which are made for fair market value; provided that (i) at the time
                                      --------
of any disposition, no Event of Default shall exist or

                                 72.

shall result from such disposition and the Parent shall be in full pro forma compliance with Section 8.21 after giving effect to such disposition, measured as of the last day of the fiscal quarter then most recently ended, (ii) the aggregate sales price from such disposition shall be paid in cash, (iii) the Net Proceeds from such dispositions by the Parent, the Company and the Subsidiaries, together, shall not exceed in any fiscal year the greater of $135,000,000 or 5% of the total assets of the Parent and its Subsidiaries on a consolidated basis as determined in accordance with GAAP as of the last day of the then immediately preceding fiscal year, and (iv) no dispositions of accounts or notes receivable shall be permitted under this subsection (g).

Notwithstanding anything to the contrary in this Section 8.02, dispositions by the Loan Parties to any Subsidiaries that are not Guarantors which are otherwise permitted under this Section 8.02 shall not exceed $15,000,000 in the aggregate in any fiscal year, exclusive of such dispositions undertaken in the ordinary course of business pursuant to normal business requirements and dispositions of accounts receivable permitted under the preceding subsection (d).

     8.03 Consolidations and Mergers.  The Parent and the Company
          --------------------------
shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a)    any Subsidiary may merge with the Company,
provided that the Company shall be the continuing or surviving
--------
Person, or with any one or more Subsidiaries, provided that if any
                                              --------
transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;

          (b)    as permitted by Section 8.02;

          (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Wholly-Owned Subsidiary; and

          (d) Acquisitions by the Company or its Subsidiaries which are consummated as a merger and otherwise permitted by Section 8.04.

     8.04 Loans and Investments.  The Parent and the Company shall
          ---------------------
not, and shall not suffer or permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company ("Investments"), except for:
                           -----------

          (a) Investments held by the Parent, the Company or such Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to such Person's usual and customary cash management policies and procedures;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                                 73.

          (c) Investments in the capital stock of Wholly-Owned Subsidiaries, and extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or to any other Wholly-Owned Subsidiaries in the ordinary course of business and extensions of credit by any Loan Party to any other Loan Party (other than the Parent);

          (d)    Permitted Acquisitions otherwise permitted herein;

          (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (f) Other Investments (excluding Acquisitions) not exceeding in the aggregate on any date of determination $50,000,000 plus 50% of the growth in the Consolidated Net Worth of the Parent
----
and its Subsidiaries from the Closing Date to the last day of the fiscal quarter then most recently ended, minus the aggregate dollar amount
                                  -----
paid in respect of the 5% Convertible Subordinated Notes due 2002 of the Parent repaid, purchased, redeemed or repurchased pursuant to clause (b) of Section 8.14, minus the aggregate dollar amount of all purchases,
                 -----
redemptions or other acquisitions by the Parent of shares of its common stock, or warrants or options to acquire any such shares, pursuant to subsection 8.12(e), minus the aggregate dollar amount of all
                    -----
repayments, purchases, redemptions or repurchases of Subordinated Debt pursuant to clause (e) of Section 8.14, plus the aggregate dollar
                                        ----
amount of Permitted Additional Subordinated Debt, common stock or Permitted Preferred Stock incurred or issued within 90 days after any repayment, purchase, redemption or repurchase of the 5% Convertible Subordinated Notes due 2002 pursuant to clause (b) of Section 8.14 to the extent the proceeds of such incurrence or issuance are used within such 90-day period to reimburse the Parent for such repayment, purchase, redemption or repurchase (but only to the extent of the proceeds so used).

     8.05 Limitation on Indebtedness.  The Parent and the Company
          --------------------------
shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)    Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

          (c)    Indebtedness existing on the Closing Date and set
forth in Schedule 8.05; provided that (i) within five Business
         -------------  --------
Days of the Closing Date, the Acquired Company shall offer to purchase the Indebtedness of the Acquired Company in respect of all 5.77% Senior Notes due 2003 described in such Schedule 8.05, and shall purchase
                                 -------------
all validly tendered and not withdrawn 5.77% Senior Notes within thirty days following the Closing Date; and (ii) the other Indebtedness described in such Schedule 8.05 shall be required to be paid and
                  -------------
satisfied in full, and any applicable credit facility terminated, within the time specified, if any, in such Schedule;

          (d) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10 (including leases permitted pursuant to subsection 8.10(f));

                                 74.

          (e)    Indebtedness of any Loan Party to any other Loan
Party (other than the Parent);

          (f) Indebtedness owing in connection with the Permitted Receivables Purchase Facility;

          (g) liabilities of the Parent or the Company in respect of unfunded vested benefits under any Plan to the extent that the existence of such liabilities would not constitute, cause or result in a Default or an Event of Default;

          (h) Indebtedness existing on the Closing Date owing under the Supremex Credit Agreement;

          (i)    additional unsecured Indebtedness incurred after
the Closing Date in an aggregate amount not to exceed $75,000,000, provided that (i) no such Indebtedness shall be incurred while there
--------
exists a Default or if a Default would occur as a result thereof, and
(ii) without limiting the generality of the foregoing, immediately after giving effect to such incurrence, the Parent shall be in full pro forma compliance with Section 8.21, measured as of the last day of the fiscal quarter then most recently ended. Without limiting the preceding proviso, there shall be no express dollar limitation on the amount of additional unsecured Indebtedness incurred after the Closing Date having a scheduled maturity not earlier than six months after the latest of the scheduled Revolving Termination Date, Tranche A Term Maturity Date or Tranche B Term Maturity Date then in effect, provided that no
                                             --------
scheduled payments in respect of the principal of such Indebtedness shall be permitted prior to such maturity;

          (j)    additional Indebtedness which by its terms is
expressly subordinated to the Obligations, provided that (i) the
                                           --------
terms of such subordination shall be either on substantially the same terms as the 8-3/4% Senior Subordinated Notes due 2008 of the Company or otherwise satisfactory to the Majority Lenders, (ii) such Indebtedness matures by its terms no earlier than six months after the latest of the scheduled Revolving Termination Date, Tranche A Term Maturity Date or Tranche B Term Maturity Date then in effect, and no scheduled payments in respect of the principal of such Indebtedness shall be permitted prior to such maturity; (iii) the indenture or other agreement evidencing such Indebtedness shall not contain any covenants or events of default that are more restrictive or onerous (as to the borrower) than the 8-3/4% Senior Subordinated Notes due 2008 of the Company, (iv) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (v) without limiting the generality of the foregoing, immediately after giving effect to such incurrence, the Parent shall be in full pro forma compliance with
Section 8.21, measured as of the last day of the fiscal quarter then most recently ended (any such Indebtedness issued in compliance with this subsection (j) hereinafter "Permitted Additional Subordinated
                                 ---------------------------------
Debt").
----

          (k) Indebtedness secured by Liens permitted under subsection 8.01(i) arising as a consequence of Investments permitted under subsection 8.04(d);

          (l)    Indebtedness incurred pursuant to the Equipment
Lease Facility Documents in an aggregate amount not to exceed
$60,000,000; and

          (m) Indebtedness secured by Liens permitted under subsection 8.01(j).

                                 75.

Notwithstanding anything to the contrary in this Section 8.05, the Indebtedness of all Subsidiaries that are not Guarantors which is otherwise permitted under this Section 8.05 shall not exceed $25,000,000 in the aggregate at any time outstanding, exclusive of (i) the Indebtedness existing on the Closing Date of Supremex, Inc., owing under the Supremex Credit Agreement and (ii) up to $50,000,000 in aggregate principal amount at any time outstanding of Indebtedness of such Subsidiaries that are not Guarantors the proceeds of which are immediately remitted to the Company, the Parent or any Guarantor.

     8.06 Transactions with Affiliates.  The Parent and the Company
          ----------------------------
shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate thereof, except upon fair and reasonable terms no less favorable to the Parent, the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Parent, the Company or such Subsidiary.

     8.07 Use of Proceeds.  The Parent and the Company shall not,
          ---------------
and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Parent, the Company or any Subsidiary, or any other Person, incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

     8.08 Contingent Obligations.  The Parent and the Company shall
          ----------------------
not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b)    Permitted Swap Obligations;

          (c) Contingent Obligations of the Parent or the Company in respect of Indebtedness of any Wholly-Owned Subsidiaries, or Contingent Obligations of any Wholly-Owned Subsidiaries in respect of Indebtedness of another Wholly-Owned Subsidiary or of the Company or the Parent, in each case to the extent such Indebtedness is permitted hereunder;

          (d) Contingent Obligations of the Parent, the Company and any Subsidiary existing as of the Closing Date and listed in
Schedule 8.08;
-------------

          (e)    Contingent Obligations with respect to Surety
Instruments incurred in the ordinary course of business and constituting Indebtedness otherwise permitted hereunder;

          (f) Contingent Obligations in respect of the Supremex Credit Agreement; and

          (g) Contingent Obligations in respect of leases permitted under subsection 8.10(f).

     8.09 Joint Ventures.  The Parent and the Company shall not,
          --------------
and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business.

                                 76.

     8.10 Lease Obligations.  The Parent and the Company shall not,
          -----------------
and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Parent, the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

          (b) operating leases entered into by the Parent, the Company or any Subsidiary after the Closing Date in the ordinary course of business;

          (c) leases entered into by the Parent, the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions to the extent permitted under subsection 8.02(g);

          (d) capital leases other than those permitted under clauses (a) and (c) of this Section, entered into by the Parent, the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment;

          (e)    leases pursuant to the Equipment Lease Facility
Documents in an aggregate amount not to exceed $60,000,000; and

          (f) synthetic leases, tax retention operating leases and other similar off-balance sheet leases entered into by the Parent, the Company or any Subsidiary after the Closing Date secured by Liens permitted under subsection 8.01(j).

     8.11 Capital Expenditures.  The Parent and the Company shall
          --------------------
not, and shall not suffer or permit any Subsidiary to, make any expenditures for fixed or capital assets, on a consolidated basis in any period of twelve consecutive months, in excess of 5% of total sales of the Parent and its Subsidiaries for the trailing period of twelve months then most recently ended, as determined on a consolidated basis in accordance with GAAP and giving pro forma effect to any Permitted Acquisitions consummated during such trailing twelve month period.

     8.12 Restricted Payments.  The Parent and the Company shall
          -------------------
not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock (other than dividends or other distributions by a Subsidiary to the Company), or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

          (a) the Company or the Parent may declare and make dividend payments or other distributions payable solely in its common stock;

          (b) the Company or the Parent may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (c) the Company may declare or pay cash dividends to the Parent to pay its operating expenses incurred in the ordinary course of business and other normal corporate

                                 77.

overhead costs and expenses, including indirect costs of Acquisitions by the Company or its Subsidiaries (such as Attorneys' Costs in respect of such Acquisitions and salaries of employees of the Parent), which are incurred by the Parent, provided that immediately prior to and after giving effect to such proposed action, no Default or Event of Default exists or would exist;

          (d)    the Parent may declare and pay cash dividends on
shares of Permitted Preferred Stock, if any, and the Company may declare and pay cash dividends to the Parent to fund such dividends, provided
                                                             --------
that immediately prior to and after giving effect to such dividends, no Default or Event of Default exists or would exist; and

          (e)    the Parent may purchase, redeem or otherwise
acquire shares of its common stock or warrants or options to acquire any such shares in an aggregate amount not to exceed (i) $20,000,000 for all such purchases, redemptions or other acquisitions after the Closing Date minus (ii) the dollar amount of all repayments, purchases,
-----
redemptions or repurchases of Subordinated Debt pursuant to subsection 8.14(e); provided that immediately prior to and after giving effect to
         --------
any such purchase, redemption or other acquisition no Default or Event of Default exists or would exist.

     8.13 No Restrictions on Subsidiary Dividends.  The Parent and
          ---------------------------------------
the Company shall not, and shall not suffer or permit any Subsidiary to, enter into or be bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary's capital stock; provided, however, that the foregoing shall not prohibit
       --------  -------
any restrictions, limitations or prohibitions:

          (a)    existing on the Closing Date and listed on Schedule 8.13;
                                                            -------------

          (b) contained in any debt instrument relating to a Person which becomes a Subsidiary after the Closing Date, provided that
(i) such encumbrances and restrictions are not applicable to any Person other than such Subsidiary or the property or assets of such Subsidiary, and (ii) such instrument was in existence at the time of such acquisition and not created in contemplation of or in connection with such acquisition;

          (c) imposed on a Subsidiary formed for the purpose of implementing a Permitted Receivables Purchase Facility; or

          (d) existing under, or by reason of, applicable law or as required by or pursuant to agreements with any Governmental
Authorities.

     8.14 Certain Payments.  The Parent and the Company shall not,
          ----------------
and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Subordinated Debt; or (ii) make any principal, interest or other payments on any Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents. Notwithstanding the foregoing, the Parent shall be permitted to (a) repay, purchase, redeem or repurchase in the open market some or all of the 5% Convertible Subordinated Notes due 2002 using proceeds of Indebtedness permitted under subsection 8.05(j) or proceeds from the issuance of common stock or Permitted Preferred Stock of the Parent, provided that such
                                            --------
proceeds are so used within 90 days of their receipt by the Parent, the Company or any Subsidiary, as the case may be; (b) repay, purchase, redeem or repurchase in the

                                 78.

open market the 5% Convertible Subordinated Notes due 2002, provided
                                                            --------
that (i) the Total Leverage Ratio and the Senior Leverage Ratio, as set forth in the Compliance Certificate delivered by the Parent pursuant to subsection 7.02(b) for each of the two consecutive fiscal quarters then most recently ended, shall be less than or equal to 3.00 to 1.00 and
2.00 to 1.00, respectively, (ii) the Company shall have a Debt Rating of BB from S&P and Ba2 from Moody's (provided that if the Company shall have a Debt Rating from either S&P or Moody's, but not both, then the Company shall have either a Debt Rating of BB from S&P or a Debt Rating of Ba2 from Moody's) and (iii) the aggregate payments in respect of all such repayments, purchases, redemptions or repurchases pursuant to this clause (b) shall not exceed $30,000,000; (c) from and after the Collateral Release Date, repay, purchase, redeem or repurchase in the open market the 5% Convertible Subordinated Notes due 2002 free from the limitations set forth in the preceding clause (b); (d) repay the 5% Convertible Subordinated Notes due 2002 free from the limitations set forth in the preceding clause (b) upon the scheduled maturity thereof; and (e) repay, purchase, redeem or repurchase any Subordinated Debt, provided that the aggregate payments in respect of all such
--------
repayments, purchases, redemptions or repurchases pursuant to this clause (e) shall not exceed (i) $20,000,000 minus (ii) the aggregate
                                            -----
dollar amount of purchases, redemptions or other acquisitions of shares of the Parent's common stock or warrants or options to acquire any such shares made pursuant to subsection 8.12(e). Notwithstanding the preceding clauses (a), (b), (c), (d) or (e) no repayment, purchase, redemption or repurchase of the 5% Convertible Subordinated Notes due 2002 of the Parent or any other Subordinated Debt shall be permitted if
(i) any Default or Event of Default then exists or would result therefrom or (ii) after giving effect to such repayment, purchase, redemption or repurchase, the Parent would not be in full pro forma compliance with Section 8.21, measured as of the last day of the fiscal quarter then most recently ended.

     8.15 Modification of Subordinated Debt Documents.  The Parent
          -------------------------------------------
and the Company shall not, and shall not permit any Subsidiary to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Subordinated Debt) if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to the Parent, the Company or any Subsidiary; or (iv) otherwise increase the obligations of the Parent, the Company or any Subsidiary in respect of such Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Parent, the Company, its Subsidiaries or the Lenders.

     8.16 ERISA.  The Parent and the Company shall not, and shall
          -----
not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

     8.17 Change in Business.  The Parent and the Company shall
          ------------------
not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from

                                 79.

those lines of business carried on by the Parent and the Company and its Subsidiaries on the date hereof.

     8.18 Accounting Changes.  The Parent and the Company shall
          ------------------
not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Parent, the Company or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to the Parent's.

     8.19 Transaction Documents.  Neither the Company nor any of
          ---------------------
its Subsidiaries shall alter, amend or otherwise change or supplement the Merger Agreement or waive any material term or provision thereof.

     8.20 Preferred Stock.  The Parent will not issue any Preferred
          ---------------
Stock (a) having mandatory redemption rights, or redemption at the option of the holder, sinking fund payments, guaranteed return or exchange ability or conversions into debt instruments or any other "debt-like" features other than any mandatory rights of redemption effective not earlier than six months after the latest of the scheduled Revolving Termination Date, Tranche A Term Maturity Date or Tranche B Term Maturity Date then in effect, and (b) requiring the payment of any dividends thereon while any Event of Default exists hereunder (such Preferred Stock issued in compliance with this Section 8.20, the "Permitted Preferred Stock").
 -------------------------

     8.21 Financial Covenants.  (a) The Parent shall not permit its
          -------------------
Consolidated Net Worth as of the last day of any fiscal quarter to be less than (i) $300,000,000, plus (ii) 75% of Consolidated Net Income
                            ----
for each fiscal quarter (without giving effect to any net loss for any such period) ending after September 30, 1999, plus (iii) 100% of all
                                              ----
Net Issuance Proceeds for the issuance of equity of the Parent, the Company or any Subsidiary from and after September 30, 1999.

          (b)    The Parent shall not permit the Total Leverage
Ratio as of the last day of any fiscal quarter to be greater than (i)
4.75 to 1.00 for each of the first and second fiscal quarters of 2000,
(ii) 4.50 to 1.00 for each of the third and fourth fiscal quarters of 2000, (iii) 4.25 to 1.00 for each of the first, second and third fiscal quarters of 2001, and (iv) 4.00 to 1.00 for the fourth fiscal quarter of 2001 and each fiscal quarter ending thereafter; provided that, at any
                                                --------
time on or after the Collateral Release Date, the Parent shall not permit the Total Leverage Ratio to be greater than 3.50 to 1.00.

          (c)    The Parent shall not permit the Senior Leverage
Ratio as of the last day of any fiscal quarter to be greater than (i)
3.50 to 1.00 for each of the first, second, third and fourth fiscal quarters of 2000, (ii) 3.25 to 1.00 for each of the first, second, and third fiscal quarters of 2001, (iii) 3.00 to 1.00 for the fourth fiscal quarter of 2001 and each fiscal quarter ending thereafter; provided
                                                           --------
that, at any time on or after the Collateral Release Date, the Parent shall not permit the Senior Leverage Ratio to be greater than 2.50 to 1.00.

          (d)    The Parent shall not permit the Fixed Charge
Coverage Ratio as of the last day of any fiscal quarter to be less than
1.50 to 1.00.

                                 80.

     8.22 Permitted Receivables Purchase Facility.  The Permitted
          ---------------------------------------
Receivables Purchase Facility may be amended from time to time after the Closing Date in accordance with the terms thereof, provided that no
                                                   --------
such amendment shall increase the dollar amount of the commitments to extend credit or otherwise purchase accounts receivable thereunder to an amount greater than $75,000,000 in capital at any time outstanding without the prior written consent of the Majority Lenders.


                               ARTICLE IX


                           EVENTS OF DEFAULT
                           -----------------

     9.01 Event of Default.  Any of the following shall constitute an
          ----------------
"Event of Default":

          (a)    Non-Payment.  The Company or any other Loan
                 -----------
Party fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

          (b)    Representation or Warranty.  Any representation
                 --------------------------
or warranty by the Company or any other Loan Party made or deemed made herein, in any other Loan Document (other than a Specified Swap Contract), or which is contained in any certificate, document or financial or other statement by the Parent, the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)    Specific Defaults.  The Company fails to perform
                 -----------------
or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.04(a)(i), 7.09, 7.12, 7.13, 7.14 or 7.15 or in
Article VIII; or

          (d)    Other Defaults.  The Company or any other Loan
                 --------------
Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, (other than a Specified Swap Contract) and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

          (e)    Cross-Default.  (i) The Parent, the Company or
                 -------------
any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other

                                 81.

event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from
(1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Parent, the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Parent, the Company or such Subsidiary as a result thereof is greater than $10,000,000; or (iii) there occurs any termination, liquidation, unwind or similar event or circumstance under any Permitted Receivables Purchase Facility, which permits any purchaser of receivables thereunder to cease purchasing such receivables or to apply all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables other than any such event or circumstance that arises solely as a result of a down-grading of the credit rating of any bank or financial institution not affiliated with the Company that provides liquidity, credit or other support in connection with such facility; or

          (f)    Insolvency; Voluntary Proceedings.  The Parent,
                 ---------------------------------
the Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g)    Involuntary Proceedings.  (i) Any involuntary
                 -----------------------
Insolvency Proceeding is commenced or filed against the Parent, the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Parent's, the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Parent, the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Parent, the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)    ERISA.  (i) An ERISA Event shall occur with
                 -----
respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent or the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000 the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) the Parent,

                                 82.

the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

          (i)    Monetary Judgments.  One or more non-interlocutory judgments,
                 ------------------
non-interlocutory orders, decrees or arbitration awards is entered against the Parent, the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

          (j)    Non-Monetary Judgments.  Any non-monetary
                 ----------------------
judgment, order or decree is entered against the Parent, the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k)    Change of Control.  There occurs any Change of
                 -----------------
Control; or

          (l)    Loss of Licenses.  Any Governmental Authority
                 ----------------
revokes or fails to renew any material license, permit or franchise of the Parent, the Company or any Subsidiary, or the Parent, the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Parent, the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

          (m)    Adverse Change.  There occurs a Material Adverse
                 --------------
Effect; or

          (n)    Guarantor Defaults.  Any Guarantor fails in any
                 ------------------
material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

          (o)    Invalidity of Subordination Provisions.  The
                 --------------------------------------
subordination provisions of any agreement or instrument governing any Subordinated Debt having a principal amount in excess of $1,000,000 is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

          (p)    Collateral. (i) Any provision of any Collateral
                 ----------
Document shall for any reason cease to be valid and binding on or enforceable against the Parent, the Company or any

                                 83.

Subsidiary party thereto, or the Parent, the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder, with respect to any Collateral having a book value or fair market value in excess of $1,000,000 in the aggregate; or

          (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens, with respect to any Collateral having a book value or fair market value in excess of $1,000,000 in the aggregate.

          (q)    Transactions Documents.  Any material breach or
                 ----------------------
default occurs under any of the Transaction Documents; or

          (r)    Supremex Credit Agreement.  Any "Event of
                 -------------------------
Default" occurs under and as defined in the Supremex Credit Agreement;

     9.02 Remedies.  If any Event of Default occurs, the Agent
          --------
shall, at the request of, or may, with the consent of, the Majority Lenders, do any or all of the following:

          (a) declare the obligation of each Lender to make any Loans hereunder and any obligation of the Issuing Bank to Issue any Letters of Credit hereunder to be terminated, whereupon such obligations and each Lender's Commitment and the L/C Commitment shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, which amount shall be held by the Agent as security for the Company's reimbursement obligations for drawings that may subsequently occur under outstanding Letters of Credit, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified
--------  -------
in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Lender.

                                 84.

                               ARTICLE X


                               THE AGENT
                               ---------

     10.01  Appointment and Authorization; "Agent." (a) Each Lender
            -------------------------------------
hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for the Issuing Bank with respect thereto; provided, however, that the Issuing
                           --------  -------
Bank shall have all of the benefits and immunities (i) provided to
                                                       --------
the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02  Delegation of Duties.  The Agent may execute any of its
            --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03  Liability of Agent.  None of the Agent-Related Persons
            ------------------
shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Document, or for any failure of the

                                 85.

Company or any other party to any Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04  Reliance by Agent. (a) The Agent shall be entitled to
            -----------------
rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

           (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     10.05  Notice of Default.  The Agent shall not be deemed to have
            -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and
                            --------  -------
until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     10.06  Credit Decision.  Each Lender acknowledges that none of
            ---------------
the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent, the Company and any Subsidiary, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations,

                                 86.

property, financial and other condition and creditworthiness of the Parent, the Company and any Subsidiary, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and each other Loan Party. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any other Loan Party which may come into the possession of any of the Agent-Related Persons.

     10.07  Indemnification of Agent.  Whether or not the
            ------------------------
transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), in accordance with the Lenders' Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment
--------  -------
to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity.  BofA and its Affiliates may make
           ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Issuing Bank.

                                 87.

     10.09 Successor Agent.  The Agent may, and at the request of
           ---------------
the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company (such approval not to be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Lenders unless BofA shall also simultaneously be replaced as "Issuing Bank" and "Swingline Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10 Withholding Tax. (a) If any Lender is a "foreign
           ---------------
corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

           (ii) if such Lender claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest or fees is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest or fees may be paid under this Agreement; and

           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                                 88.

           (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company owing to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

           (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.

     10.11 Collateral Matters.
           ------------------

           (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, to execute and deliver the Intercreditor Agreement, and from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

           (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document;

                                 89.

(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iv) constituting property leased to the Parent, the Company or any Subsidiary in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders as provided in subsection 11.01(e). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of
                                      --------
any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

           (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Parent, the Company or any Subsidiary) that the obligation of any Loan Party to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the real property described in the Mortgages.

     10.12 Co-Agents; Lead Managers.  None of the Lenders identified
           ------------------------
on the facing page or signature pages of this Agreement as a "co-agent", "lead manager", "syndication agent", "documentation agent" or "managing agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent", "lead manager", "syndication agent", "documentation agent" or "managing agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                              ARTICLE XI


                            MISCELLANEOUS
                            -------------

     11.01 Amendments and Waivers.  No amendment or waiver of any
           ----------------------
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and each Loan Party party thereto and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
             --------  -------
consent shall, unless in writing and signed by all the Lenders and each Loan Party party thereto and acknowledged by the Agent, do any of the following:

           (a) increase or extend the Commitment of any Lender, the L/C Commitment of the Issuing Bank or the Swingline Commitment of the Swingline Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

                                 90.

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (including the date of any mandatory prepayment hereunder);

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan
Document;

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

           (e) discharge any Guarantor, or release all or substantially all of the Collateral except as otherwise may be provided herein or in the Collateral Documents;

          (f)    amend this Section 11.01, Section 2.15, Section
4.04, the definition of "Majority Lenders" herein, or any provision herein providing for consent or other action by all Lenders or some specified amount of Lenders;

and, provided further, that (i) no amendment, waiver or consent
     -------- -------
shall, unless in writing and signed by the Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, increase the L/C Commitment of the Issuing Bank or otherwise affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it,
(ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (iii) the Fee Letter and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, (iv) no amendment of (A) the last two sentences of Section 2.07 or (B) subsection 2.08(d)(ii) shall be permitted without the written consent of Lenders holding more than 50% of the combined Tranche B Term Commitments (or, if the Tranche B Commitments shall have terminated pursuant to the terms hereof, Lenders holding more than 50% of the Tranche B Term Loans then outstanding), and (v) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Lenders or all the Lenders, as the case may be, increase the Swingline Commitment or otherwise affect the rights or duties of the Swingline Bank under this Agreement.

     11.02 Notices. (a) All notices, requests, consents, approvals,
           -------
waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the
                         --------------
Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                                 91.

           (b)    All such notices, requests and communications
shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent at the address specified for the Agent on Schedule 11.02;
                                                    --------------
notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for such Person on Schedule 11.02; and notices pursuant to
                             --------------
Article II to the Swingline Bank shall not be effective until actually received by the Swingline Bank, at the address specified for such Person on Schedule 11.02.
   --------------

           (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

     11.03 No Waiver; Cumulative Remedies.  No failure to exercise
           ------------------------------
and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     11.04 Costs and Expenses.  The Parent and the Company shall:
           ------------------

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with
(i) the development, preparation, delivery, closing, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the syndication and assignment following the Closing Date of all or any part of BofA's interest as Lender hereunder, in each case, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto;

                                 92.

           (b) pay or reimburse the Agent, the Lead Arranger and each Lender within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

           (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.01(e)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

     11.05 Company Indemnification. (a) Whether or not the
           -----------------------
transactions contemplated hereby are consummated, the Parent and the Company shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person")
                                                 ------------------
harmless from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Specified Swap Contracts and the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the Transaction, the other Documents or any document contemplated by or referred to therein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Specified Swap Contracts or the Transaction or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided
                              -----------------------    --------
that the Parent and the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section and in Section 11.04 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

           (b)    (i)   The Parent and the Company shall
indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Agent or any Lender. No action taken by

                                 93.

legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Parent's and the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender.

                  (ii)   In no event shall any site visit,
observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Lender shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

           (c)    The obligations in this Section shall survive
payment of all other Obligations. At the election of any Indemnified Person, the Parent and the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Parent and the Company (provided, however, that if such Indemnified Person is
             --------  -------
the Agent, then such election to have the Company and the Parent so defend the Agent shall be subject to the consent of the Majority Lenders, such consent not to be unreasonably withheld). All amounts owing under this Section shall be paid within 30 days after demand.

     11.06 Marshalling; Payments Set Aside.  Neither the Agent nor
           -------------------------------
the Lenders shall be under any obligation to marshal any assets in favor of the Parent, the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company or any other Loan Party makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

     11.07 Successors and Assigns.  The provisions of this Agreement
           ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company and each other Loan Party may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

                                 94.

     11.08 Assignments, Participations, Etc. (a) Any Lender may,
           ---------------------------------
with the written consent of the Company and the Agent, the Issuing Bank and the Swingline Bank (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of
                    --------
the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder; provided, however, that (i)
                                      --------  -------
no written consent of the Company shall be required during the existence of a Default or an Event of Default; (ii) no written consent of the Company or the Agent, the Issuing Bank or the Swingline Bank shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is another Lender or an Affiliate of such Lender); (iii) except in connection with an assignment of all of a Lender's rights and obligations with respect to its Commitment, Loans and L/C Obligations, any such assignment to an Eligible Assignee shall be equal to or greater than (A) $5,000,000, in the case of any assignment of Revolving Loans or Tranche A Term Loans, and (B) $2,000,000, in the case of any assignment of Tranche B Term Loans; (iv) each such partial assignment of Revolving Loans or Tranche A Term Loans shall be of a ratable part of the Revolving Loans, Tranche A Term Loans and Revolving Commitment and the other related interests, rights and obligations hereunder of such assigning Lender (it being understood that any assignment of Tranche A Term Loans, Revolving Loans or the Revolving Commitment of any assigning Lender need not include a ratable part of the Tranche B Term Loans, if any, of such Lender, and that any assignment of Tranche B Term Loans by any assigning Lender need not include a ratable part of the Tranche A Term Loans, Revolving Loans and Revolving Commitment, if any, of such Lender); and (v) each Assignee shall have agreed to be bound by the terms of the Intercreditor Agreement; and provided further, however, that the Company and
               -------- -------  -------
the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E ("Assignment and Acceptance"), together with any Note
  ----------   -------------------------
or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the
                                                    ----------
Assignment and Acceptance, shall have been given to the Company and the Agent by such Lender and the Assignee; (C) the assignor Lender or Assignee shall have paid to the Agent a processing fee in the amount of $4,000 and (D) the Agent, the Company, the Issuing Bank and the Swingline Bank each shall have provided any required consent to such assignment in accordance with this Section. In connection with any assignment by BofA, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitments and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

           (b) From and after the date that the Agent notifies the assignor Lender that the Agent has received (and, if required, provided its consent with respect thereto and received any other
--------
consents required under this Section 11.08) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the

                                 95.

Commitments arising therefrom, and (iii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor
                          --------  -------
Lender shall not relinquish its rights under Article IV or under Sections 11.04 and 11.05 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Lender pro tanto.

           (c)    Within five Business Days after the Company's
receipt of notice by the Agent that it has received (and, if necessary, consented to) an executed Assignment and Acceptance and payment of the processing fee (and provided that the Issuing Bank, the Swingline Bank
                    --------
and the Company each consent to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Lender evidencing the Loans and Commitment retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender, if any).

           (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment
 -----------
of that Lender and the other interests of that Lender (the "originating
                                                           ------------
Lender") hereunder and under the other Loan Documents; provided,
------                                                 --------
however, that (i) the originating Lender's obligations under this
-------
Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

           (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it (other than in respect of Swingline Loans) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                 96.

     11.09 Confidentiality.  Each Lender agrees to take and to cause
           ---------------
its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Parent or the Company and provided to it by the Parent, the Company or any Subsidiary, or by the Agent on the Parent's, the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Parent, the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Parent or the Company, provided that such source is not bound by a
                           --------
confidentiality agreement with the Parent or the Company known to such Lender; provided, however, that any Lender may disclose such
        --------  -------
information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;
(F) to such Lender's independent auditors, legal counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such
           --------
information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Parent, the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

     11.10 Set-off.  In addition to any rights and remedies of the
           -------
Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by such Persons to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not
--------  -------
affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE COMPANY OR ANY OTHER LOAN PARTY HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY LENDERS.

     11.11 [Intentionally omitted.]
           ------------------------

                                 97.

     11.12 Guaranty. (a) Guaranty.  Each of the Guarantors
           --------      --------
unconditionally and irrevocably, jointly and severally guarantees to the Agent, the Lead Arranger and the Lenders, and their respective successors, endorsers, transferees and assigns (the "Guaranteed Persons"),
                                                     ------------------
the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of the Company to any Guaranteed Person, whether arising out of or in connection with this Agreement, any other Loan Document or otherwise, including all unpaid principal of the Loans, all L/C Obligations, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Company to any Guaranteed Person thereunder or in connection therewith. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Company shall hereinafter be collectively referred to as the "Guaranteed
                                                ----------
Obligations."  The Guaranteed Obligations include interest which, but
-----------
for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in any such Insolvency Proceeding.

           (b)    Separate Obligation.  Each Guarantor acknowledges
                  -------------------
and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.12, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.12, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this
Section 11.12, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to the Company and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 11.12 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 11.12 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Company and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this
Section 11.12. Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor's obligations under this Section
11.12. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not the Company or any other Guarantor or Person is joined therein or a separate action or actions are brought against the Company or any other Guarantor or Person.

                                 98.

           (c)    Limitation of Guaranty.  To the extent that any
                  ----------------------
court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor's liability with respect to the Guaranteed Obligations which any Guaranteed Person can enforce under this Section 11.12, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this Section 11.12 fully enforceable and nonavoidable.

           (d)    Liability of Guarantor.  The liability of each
                  ----------------------
Guarantor under this Section 11.12 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

           (i) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person's exercise or enforcement of any remedy it may have against the Company or any other Person, or against any collateral or other security for any Guaranteed Obligations;

           (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

           (iii) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

           (iv) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

                      (A)   any Insolvency Proceeding;

                      (B) any limitation, discharge, or cessation of the liability of the Company or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                      (C) any merger, acquisition, consolidation or change in structure of the Company or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company or any other Guarantor or other Person;

                      (D) any assignment or other transfer, in whole or in part, of any Guaranteed Person's interests in and rights under this Guaranty or the other Loan Documents;

                                 99.

                      (E) any claim, defense, counterclaim or set-off, other than that of prior performance, that the Company, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                      (F) any Guaranteed Person's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

                      (G) any Guaranteed Person's exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

                      (H)   any Guaranteed Person's vote, claim,
           distribution, election, acceptance, action or inaction in any Insolvency Proceeding; or

                      (I) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed
           Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

           (e)    Consents of Guarantor.  Each Guarantor hereby
                  ---------------------
unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

           (i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Company under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

           (ii) the time for the Company's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Lenders, as the case may be) may deem proper;

           (iii) each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

           (iv) each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against the Company.

           (f)    Guarantor's Waivers.  Each Guarantor waives and
                  -------------------
agrees not to assert:

                                100.

           (i) any right to require the Agent, the Issuing Bank or any Lender to marshal assets in favor of the Company, the Guarantors, any other guarantor or any other Person, to proceed against the Company, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Section 9504 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Agent, the Issuing Bank or any Lender whatsoever;

           (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

           (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Company, such Guarantor or any other Person;

           (iv) any defense based upon any Guaranteed Person's errors or omissions in the administration of the Guaranteed Obligations;

           (v)    any rights to set-offs and counterclaims;

           (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12;

           (vii)  any defense based upon an election of remedies
(including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Company or any other obligor of the Guaranteed Obligations for reimbursement;

           (viii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code Sections 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849,
2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because the Company's debt is secured by real property. This means, among other things: (A) the Agent, the Issuing Bank and the Lenders may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by the Company; and (B) if the Agent forecloses on any real property Collateral pledged by the Company: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Agent, the Issuing Bank and the Lenders may collect from such Guarantor even if the Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Company's debt is secured by real property. These rights and

                                101.

defenses include, but are not limited to, any rights of defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

           (ix) any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Company, such Guarantor or any other Person with respect to the Guaranteed Obligations.

           (g)    Financial Condition of the Company.  No Guarantor
                  ----------------------------------
shall have any right to require any Guaranteed Person to obtain or disclose any information with respect to: the financial condition or character of the Company or the ability of the Company to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Company and the other Loan Parties and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

           (h)    Subrogation.  Until the Guaranteed Obligations
                  -----------
shall be satisfied in full and the Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise
(i) any rights that it may acquire by way of subrogation under this
Section 11.12, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.12 or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Person as against the Company or other guarantors, whether in connection with this Section 11.12, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

           (i)    Continuing Guaranty.  This Guaranty is a
                  -------------------
continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

                                102.

           (j)    Reinstatement.  This Guaranty shall continue to be
                  -------------
effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Company (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Company, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Agent contained in Section 11.05.

           (k)    Substantial Benefits.  The funds that have been
                  --------------------
borrowed from the Lenders by the Company have been and are to be contemporaneously used for the direct or indirect benefit of the Company and each Guarantor. It is the position, intent and expectation of the parties that the Company and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Lenders under the Loan
Documents.

           (l)    Knowing and Explicit Waivers.  EACH GUARANTOR
                  ----------------------------
ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 11.12. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

           (m)    Release of Subsidiary Guarantors.  The Company may
                  --------------------------------
at any time deliver to the Agent a certificate from a Responsible Officer of the Company certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Sections 8.02 and 8.03, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Guarantor identified in such certification will no longer be a Subsidiary of the Company. Effective upon the consummation of the transaction or series of transactions described in such certificate, the Subsidiary identified in such certification shall thereupon automatically cease to be a Guarantor hereunder and shall cease to be a party hereto and shall thereupon automatically be released from its obligations under this
Section 11.12 and under the Security Agreement, and all Liens in favor of the Agent and the Lenders under the Collateral Documents in respect of the property of such Subsidiary shall thereupon terminate. The Company shall promptly notify the Agent of the consummation of any such transaction or series of transactions. The Agent, on behalf of the Lenders, shall, at the Company' expense, execute and deliver such instruments as the Company may reasonably request to evidence such release and Lien termination.

                                103.

     11.13 Notification of Addresses, Lending Offices, Etc.
           ------------------------------------------------
Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.14 Counterparts.  This Agreement may be executed in any number
           ------------
of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.15 Severability.  The illegality or unenforceability of any
           ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.16 No Third Parties Benefited.  This Agreement is made and
           --------------------------
entered into for the sole protection and legal benefit of the Company and the other Loan Parties, the Lenders, the Agent and the Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.17 Governing Law and Jurisdiction.  (a) THIS AGREEMENT AND ANY
           ------------------------------
NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL
                         --------
RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH LOAN PARTY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

           (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

                                104.

     11.18 Waiver of Jury Trial.  EACH LOAN PARTY, THE LENDERS AND THE
           --------------------
AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.19 Entire Agreement.  This Agreement, together with the other
           ----------------
Loan Documents, embodies the entire agreement and understanding among the Company and the other Loan Parties, the Issuing Bank, the Swingline Bank, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

             (remainder of page intentionally left blank)

                                105.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                              MAIL-WELL, INC.

                              By: /s/ Robert Meyer
                                 ---------------------------------------
                                      Robert Meyer
                              Title:  Vice President Treasurer & Tax


                              MAIL-WELL I CORPORATION

                              By: /s/ Robert Meyer
                                 ---------------------------------------
                                      Robert Meyer
                              Title:  Vice President Treasurer & Tax


                              EACH SUBSIDIARY GUARANTOR LISTED ON
                              ANNEX II

                              By: /s/ Robert Meyer
                                 ---------------------------------------
                                      Robert Meyer
                              Title:  Vice President Treasurer & Tax


                              BANK OF AMERICA, N.A., as Agent,
                              Issuing Bank, Swingline Bank and as
                              a Lender

                              By: /s/ Kevin C. Leader
                                 ---------------------------------------
                                      Kevin C. Leder
                              Title:  Managing Director

                              ABN AMRO BANK N.V., as syndication agent and as a Lender

                              By: /s/
                                 ---------------------------------------

                              Title:  Group Vice President
                                      and Managing Director



                              By: /s/ Mary L. Honda
                                 ---------------------------------------
                                      Mary L. Honda
                              Title:  Vice President


                              THE BANK OF NOVA SCOTIA, as
                              documentation agent and as a Lender

                              By: /s/
                                 ---------------------------------------

                              Title:
                                    ------------------------------------


                              KEYBANK NATIONAL ASSOCIATION, as
                              managing agent and as a Lender

                              By: /s/ Mary K. Young
                                 ---------------------------------------
                                      Mary K. Young
                              Title:  Assistant Vice President


                              SUNTRUST BANK, as managing agent and
                              as a Lender

                              By: /s/
                                 ---------------------------------------

                              Title:  Vice President & Director

                              UNION BANK OF CALIFORNIA, N.A., as
                              managing agent and as a Lender

                              By: /s/ Henry G. Montgomery
                                 ---------------------------------------
                                      Henry G. Montgomery
                              Title:  Vice President


                              FLEET NATIONAL BANK, as managing
                              agent and as a Lender

                              By: /s/
                                 ---------------------------------------

                              Title:  Senior Vice President